UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

RPM INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Frank C. Sullivan
Chairman and Chief Executive Officer

August 30, 2011

TO RPM INTERNATIONAL STOCKHOLDERS:

I would like to extend a personal invitation for you to join us at this year’s Annual Meeting of RPM Stockholders which will be held at 2:00 p.m., Eastern Daylight Time, Thursday, October 6, 2011, at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio.

At this year’s Annual Meeting, you will vote on the election of four Directors, and in a non-binding, advisory capacity on proposals to approve our executive compensation and on the frequency of future advisory votes on our executive compensation. Furthermore, you will vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2012. We also look forward to giving you a report on the first quarter of our current fiscal year, which ends on August 31. As in the past, there will be a discussion of the Company’s business, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

Sincerely yours,

FRANK C. SULLIVAN

2628 PEARL ROAD • P.O. BOX 777

MEDINA, OHIO 44258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is Hereby Given that the Annual Meeting of Stockholders of RPM International Inc. will be held at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 6, 2011, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

(1)	To elect four Directors in Class III for a three-year term ending in 2014;

(2)	To hold a non-binding, advisory vote to approve the Company’s executive compensation;

(3)	To hold a non-binding, advisory vote on the frequency of future executive compensation votes;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of shares of Common Stock of record at the close of business on August 12, 2011 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

EDWARD W. MOORE
Secretary

August 30, 2011

Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

2628 PEARL ROAD • P.O. BOX 777

MEDINA, OHIO 44258

PROXY STATEMENT

Mailed on or about August 30, 2011

Annual Meeting of Stockholders to be held on October 6, 2011

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 6, 2011, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the election of the four nominees listed on the Proxy, (ii) FOR Proposal Two relating to the advisory vote on executive compensation, and (iii) FOR ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2012. If no directions are given on Proposal Three relating to the advisory vote on the frequency of future executive compensation votes, such Proxy will not be voted on Proposal Three.

Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview. Also, the Company has engaged a professional proxy solicitation firm, Georgeson Inc., to assist it in soliciting proxies. The Company will pay a fee of approximately $9,500, plus expenses, to Georgeson for its services.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 6, 2011: Proxy materials for the Company’s Annual Meeting, including the 2011 Annual Report and this Proxy Statement, are now available over the Internet by accessing the Investor Information section of our website at www.rpminc.com. To access the proxy materials over the Internet or to request an additional printed copy, go to www.rpminc.com. You also can obtain a printed copy of this Proxy Statement, free of charge, by writing to: RPM International Inc., c/o Secretary, 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

1

VOTING RIGHTS

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 12, 2011. On that date, the Company had 131,138,287 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws (the “By-Laws”), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal (generally referred to as a “broker non-vote”), such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies which are marked “withheld” with respect to the election of Directors will be counted as shares present for the purpose of determining whether a quorum is present.

Under the rules of the New York Stock Exchange, if you are the beneficial owner of shares held in street name and do not provide the bank, broker or other intermediary that holds your shares with specific voting instructions, that bank, broker or other intermediary may generally vote on routine matters but cannot vote on non-routine matters. Proposals One, Two and Three are considered non-routine matters. Unless you instruct the bank, broker or other intermediary that holds your shares to vote on Proposals One, Two and Three, no votes will be cast on your behalf for any of Proposals One, Two and Three for which you do not provide such voting instructions. Therefore, it is important that you instruct the bank, broker or other intermediary to cast your vote if you want it to count on Proposals One, Two and Three. Proposal Four is considered a routine matter and, therefore, broker non-votes are not expected to exist on Proposal Four.

Nominees for election as Directors who receive the greatest number of votes will be elected Directors. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Our Corporate Governance Guidelines include a majority voting policy, which sets forth our procedures if a Director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, the Board of Directors expects any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation following certification of the stockholder vote. The Board of Directors shall fill Board vacancies and new Directorships and shall nominate for election or re-election as Director only candidates who agree to tender their resignations in such circumstances. The Governance and Nominating Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will make recommendations to the Board of Directors for its prompt consideration with respect to any such letter of resignation. For the full details of our majority voting policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines on our website at www.rpminc.com.

Pursuant to the By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Company’s Amended and Restated Certificate of Incorporation, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

If you have any questions or need any assistance in voting your shares of Common Stock, please contact the Company’s proxy solicitor:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

(866) 785-7395 (Toll Free)

Banks and Brokerages please call:

(212) 440-9800

2

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2011, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables in this Proxy Statement and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership of Directors, Director nominees and executive officers has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Shares of Common Stock(1)
Blackrock, Inc.(2)	9,707,582	7.4%
Capital Research Global Investors(3)	8,340,000	6.4
John P. Abizaid(4)	12,500	*
Bruce A. Carbonari(5)	17,548	*
David A. Daberko(6)	13,650	*
Paul G. P. Hoogenboom(7)	223,694	0.1
James A. Karman(8)	109,047	0.1
Robert L. Matejka(9)	155,223	0.1
Donald K. Miller(10)	57,975	*
Edward W. Moore(11)	53,263	*
Frederick R. Nance(12)	11,051	*
William A. Papenbrock(13)	29,815	*
Charles A. Ratner(14)	19,312	*
Ronald A. Rice(15)	426,872	0.3
Frank C. Sullivan(16)	1,051,556	0.8
Thomas C. Sullivan(17)	203,820	0.1
William B. Summers, Jr.(18)	25,730	*
Jerry Sue Thornton(19)	17,851	*
Joseph P. Viviano(20)	27,975	*
All Directors and executive officers as a group (eighteen persons including the Directors and executive officers named above)(21)	2,482,127	1.9

*	Less than 0.1%.

(1)	In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2011, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	According to an amended Schedule 13G filed with the Commission on February 8, 2011, Blackrock, Inc. (“Blackrock”), as of December 31, 2010, has sole voting power and sole dispositive power over the 9,707,582 shares of Common Stock shown in the table above. Blackrock is located at 40 East 52nd Street, New York, New York 10022.

(3)	According to an amended Schedule 13G filed with the Commission on February 10, 2011, Capital Research Global Investors, a division of Capital Research and Management Company, as of December 31, 2010, has sole voting power and sole dispositive power over the 8,340,000 shares of Common Stock shown in the table above. Capital Research Global Investors is located at 333 South Hope Street, Los Angeles, California 90071.

(4)	Mr. Abizaid is a Director of the Company.

(5)	Mr. Carbonari is a Director of the Company.

(6)	Mr. Daberko is a Director of the Company.

(7)	Mr. Hoogenboom is an executive officer of the Company. His ownership is comprised of 178,633 shares of Common Stock which he owns directly, 25,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2011 through the exercise of stock options, 18,193 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2011, and approximately 1,868 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan which represents Mr. Hoogenboom’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2011.

3

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT (CONTINUED)

(8)	Mr. Karman is a Director of the Company. Mr. Karman’s ownership is comprised of 28,969 shares of Common Stock which he owns directly, 33,078 shares of Common Stock that are held by the James A. Karman Grantor Retained Annuity Trust dated June 26, 2009, of which Mr. Karman is a trustee and a beneficiary, and 33,078 shares of Common Stock that are held by the Carolyn L. Karman Grantor Retained Annuity Trust dated June 26, 2009 which are owned by Mr. Karman’s wife, and 13,922 shares of Common Stock which are owned directly by his wife. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Karman pursuant to Commission rules.

(9)	Mr. Matejka is an executive officer of the Company. Mr. Matejka’s ownership is comprised of 19,000 shares of Common Stock which he owns directly, 115,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2011 through the exercise of stock options, 11,223 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2011, and 10,000 shares of Common Stock which are owned by his wife. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Matejka pursuant to Commission rules.

(10)	Mr. Miller is a Director of the Company. Mr. Miller’s ownership is comprised of 27,975 shares of Common Stock which he owns directly, 25,000 shares of Common Stock which are held by a family partnership, and 5,000 shares of Common Stock which are held by a trust of which Mr. Miller is settler and co-trustee. Ownership of the shares of Common Stock held by the family partnership and by the trust is attributed to Mr. Miller pursuant to Commission rules.

(11)	Mr. Moore is an executive officer of the Company. His ownership is comprised of 40,426 shares of Common Stock which he owns directly, 5,382 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2011, and approximately 7,455 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Moore’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2011.

(12)	Mr. Nance is a Director of the Company.

(13)	Mr. Papenbrock is a Director of the Company.

(14)	Mr. Ratner is a Director of the Company. Mr. Ratner’s ownership is comprised of 14,312 shares of Common Stock which he owns directly and 5,000 shares of Common Stock which are held by a trust of which Mr. Ratner is settlor and co-trustee. Ownership of the shares of Common Stock held by the trust is attributed to Mr. Ratner pursuant to Commission rules. Mr. Ratner received a portion of his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2011, Mr. Ratner had approximately 7,048 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(15)	Mr. Rice is an executive officer of the Company. His ownership is comprised of 309,530 shares of Common Stock which he owns directly, 80,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2011 through the exercise of stock options, 33,163 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2011, and approximately 4,179 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Rice’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2011.

(16)	Mr. Frank C. Sullivan is a Director and an executive officer of the Company. Mr. Frank C. Sullivan’s ownership is comprised of 678,307 shares of Common Stock which he owns directly, 9,900 shares of Common Stock which he holds as custodian for his sons, 239,946 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2011 through the exercise of stock options, 111,925 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2011, 7,624 shares of Common Stock which are held in a trust for the benefit of Mr. Frank C. Sullivan’s sons, and approximately 3,854 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Frank C. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2011. Ownership of the shares of Common Stock held as custodian for his sons and those held in a trust for the benefit of his sons is attributed to Mr. Frank C. Sullivan pursuant to Commission rules.

(17)	Mr. Thomas C. Sullivan is Chairman Emeritus of the Board of Directors of the Company. Mr. Thomas C. Sullivan’s ownership is comprised of 56,457 shares of Common Stock which he owns directly, 130,000 shares of Common Stock that are held by the Thomas C. Sullivan Grantor Retained Annuity Trust dated June 23, 2010 of which Mr. Thomas C. Sullivan is a trustee and a beneficiary, and 17,363 shares of Common Stock which are owned by his wife. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Thomas C. Sullivan pursuant to Commission rules.

(18)	Mr. Summers is a Director of the Company.

(19)	Dr. Thornton is a Director of the Company. Dr. Thornton received a portion of her Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2011, Dr. Thornton had approximately 24,813 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(20)	Mr. Viviano is a Director of the Company. Mr. Viviano received a portion of his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2011, Mr. Viviano had approximately 18,781 stock equivalent units in the Deferred Compensation Program, which stock equivalent units are excluded from the amount reported in the table pursuant to Commission guidance.

(21)	The number of shares of Common Stock shown as beneficially owned by the Directors and executive officers as a group on May 31, 2011 includes 459,946 shares of Common Stock which the Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock options, and approximately 19,064 shares of Common Stock held by Wells Fargo Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2011.

4

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at thirteen, with the Board of Directors divided into three Classes. Each of Class I and Class III has four Directors and Class II has five Directors. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

We believe our classified board structure enhances continuity and stability in the Board’s business strategies and policies, since generally at all times two-thirds of the Directors will have had prior experience as Directors of the Company and are familiar with the Company’s business. Directors who have experience with the Company and are knowledgeable about its business are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company, our stockholders and the generation of long-term stockholder value. A classified Board also assists the Company in attracting and retaining highly qualified Directors who are willing to commit the time and resources necessary to understand the Company, our operations and our competitive environment. We believe that agreeing to serve a three-year term demonstrates a nominee’s commitment to the Company over the long-term.

The term of office of Class III of the Board of Directors expires at this year’s Annual Meeting. The term of office of the persons elected Directors in Class III at this year’s Annual Meeting will expire at the time of the Annual Meeting held in 2014. Each Director in Class III will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors’ nominees for election as Directors in Class III are Frederick R. Nance, Charles A. Ratner, William B. Summers, Jr. and Dr. Jerry Sue Thornton. Each of Messrs. Nance, Ratner and Summers and Dr. Thornton currently serves as a Director in Class III.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

NOMINEES FOR ELECTION

Frederick R. Nance, age 57 – Director since 2007

Regional Managing Partner of Squire, Sanders & Dempsey (US) LLP, Attorneys-at-law, Cleveland, Ohio, since 2007. Mr. Nance has also served on the firm’s worldwide, seven-person Management Committee since 2007. He received his B.A. degree from Harvard University and his J.D. degree from the University of Michigan. Mr. Nance joined Squire, Sanders and Dempsey directly from law school, became partner in 1987 and served as the Managing Partner of the firm’s Cleveland office from 2002 until 2007. In addition to his duties at Squire, Sanders and Dempsey, Mr. Nance also currently serves as General Counsel of the Cleveland Browns. Mr. Nance serves on the boards of Greater Cleveland Partnership, The Cleveland Foundation, and the Cleveland Clinic. Squire, Sanders and Dempsey provides legal services to the Company from time-to-time.

The Board of Directors has determined that Mr. Nance should serve as a Director primarily due to his significant legal background and management experience. Mr. Nance’s background allows him to provide valuable insights to the Board of Directors, particularly in regard to corporate governance and risk issues that confront the Company. Mr. Nance also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 11,051	Nominee to Class III (term expiring in 2014)

5

PROPOSAL ONE (CONTINUED)

Charles A. Ratner, age 70 – Director since 2005

Chairman of Forest City Enterprises, Inc. (FCE) since June 2011. Prior to becoming Chairman in June 2011, Mr. Ratner served as President and Chief Executive Officer of FCE since 1993 and 1995, respectively. Mr. Ratner serves on the Board of Directors for FCE, American Greetings Corporation, Greater Cleveland Partnership, University Hospitals Health System, and the United Jewish Communities. Mr. Ratner also serves on the Board of Trustees for the Musical Arts Association, Mandel Associated Foundations, and the David and Inez Myers Foundation.

The Board of Directors has determined that Mr. Ratner should serve as a Director because of his extensive executive management experience, with a particular emphasis in real estate development, along with particular strengths with respect to leadership, management and corporate governance skills gained from more than 40 years of senior management experience at FCE, as well as his experience on other boards of directors. Mr. Ratner also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 19,312*	Nominee to Class III (term expiring in 2014)

*	Mr. Ratner previously participated in the Company’s Deferred Compensation Program, and deferred payment of a portion of his Directors’ fees in the form of stock equivalent units. As of May 31, 2011, Mr. Ratner had approximately 7,048 stock equivalent units in the Deferred Compensation Program.

William B. Summers, Jr., age 61 – Director since 2004

Retired Chairman and Chief Executive Officer of McDonald Investments Inc., an investment banking and securities firm and a part of KeyBank Capital Markets. Prior to his retirement, Mr. Summers served as Chairman of McDonald Investments Inc. from 2000 to 2006, and as its Chief Executive Officer from 1994 to 2000. From 1998 until 2000, Mr. Summers served as the Chairman of Key Capital Partners and an Executive Vice President of KeyCorp. Mr. Summers is a director of Greatbatch, Inc., and a member of the Advisory Boards of Molded Fiber Glass Companies and MAI Wealth Advisors. From 2004 until May 2011, Mr. Summers was a director of Developers Diversified Realty Corporation.

The Board of Directors has determined that Mr. Summers should serve as a Director because of his extensive executive management experience, including over 15 years of experience as Chairman and Chief Executive Officer of McDonald Investments Inc., service on the boards of both the New York Stock Exchange and National Association of Securities Dealers, and his experience serving as a director of other private and public companies. His experience enables Mr. Summers to provide keen insight and diverse perspectives on several critical areas impacting the Company, including capital markets, financial and external reporting, long-term strategic planning and business modeling. With his extensive financial background, Mr. Summers serves as the chairman of, and a financial expert for, the Company’s Audit Committee. Mr. Summers also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 25,730	Nominee to Class III (term expiring in 2014)

6

PROPOSAL ONE (CONTINUED)

Dr. Jerry Sue Thornton, age 64 – Director since 1999

President of Cuyahoga Community College since 1992. From 1985 to 1992, Dr. Thornton served as President of Lakewood Community College in White Bear Lake, Minnesota. She received her Ph.D. degree from the University of Texas at Austin and her M.A. and B.A. degrees from Murray State University. Dr. Thornton is also a director of American Greetings Corporation, American Family Insurance and Applied Industrial Technologies, Inc. Dr. Thornton is also a board member of United Way of Cleveland, Greater Cleveland Partnership, the Rock and Roll Hall of Fame and Museum – Cleveland and New York, University Hospitals Health System, the Cleveland Museum of Art, and Playhouse Square Foundation. From 2001 until 2008, Dr. Thornton was a director of National City Corporation.

The Board of Directors has determined that Dr. Thornton should serve as a Director because of her extensive executive management experience and her experience serving on boards of directors of public companies. In addition, as the president of Cuyahoga Community College, Dr. Thornton has demonstrated management expertise and is a recognized leader in the local community. Dr. Thornton, because of this experience, among other things, provides the Board of Directors a valuable perspective on engagement with the public sector and the communities in which the Company operates. Dr. Thornton also provides the Board of Directors a valuable perspective as a member of the boards of several local non-profit organizations.

Shares of Common Stock beneficially owned: 17,851**	Nominee to Class III (term expiring in 2014)

**	Dr. Thornton participates in the Company’s Deferred Compensation Program, and previously deferred payment of a portion of her Directors’ fees in the form of stock equivalent units. As of May 31, 2011, Dr. Thornton had approximately 24,813 stock equivalent units in the Deferred Compensation Program.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

David A. Daberko, age 66 – Director since 2007

Retired Chairman of the Board and Chief Executive Officer, National City Corporation, now a part of PNC Financial Services Group, Inc. Mr. Daberko earned a bachelor’s degree from Denison University and a M.B.A. degree from the Weatherhead School of Management at Case Western Reserve University. He joined National City Bank in 1968. Mr. Daberko was elected Deputy Chairman of National City Corporation and President of National City Bank in Cleveland in 1987. He served as President and Chief Operating Officer of National City Corporation from 1993 until 1995. From 1995 until his retirement in 2007, Mr. Daberko served as Chairman and Chief Executive Officer of National City Corporation. Mr. Daberko is also a director of Marathon Petroleum Corporation and Chesapeake Midstream Partners, L.P., where he serves as Chairman. He is a trustee of Case Western Reserve University, University Hospitals Health System and Hawken School. From 1999 until 2007, Mr. Daberko was a director of OMNOVA Solutions Inc.

The Board of Directors has determined that Mr. Daberko should serve as a Director because of his extensive executive management experience, including 12 years as Chairman and Chief Executive Officer of National City Corporation. In that position, Mr. Daberko dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. His service on other boards of directors has given him exposure to different industries and approaches to governance and other key issues. Mr. Daberko also provides the Board of Directors a valuable perspective as a member of the boards of several prominent local non-profit organizations.

Shares of Common Stock beneficially owned: 13,650	Director in Class I (term expiring in 2013)

7

PROPOSAL ONE (CONTINUED)

William A. Papenbrock, age 72 – Director since 1972

Retired Partner, Calfee, Halter & Griswold LLP, Attorneys-at-law, since 2000. Mr. Papenbrock received his B.S. degree in Business Administration from Miami University (Ohio) and his LL.B. degree from Case Western Reserve Law School. After serving one year as the law clerk to Chief Justice Taft of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold LLP as an attorney in 1964. He became a partner of the firm in 1969 and is a past Vice Chairman of the firm’s Executive Committee. Calfee, Halter & Griswold LLP serves as counsel to the Company.

The Board of Directors has determined that Mr. Papenbrock should serve as a Director because of his deep understanding of the Company acquired during his nearly 30 years of service as counsel to the Company and his 39 years of service on the Board of Directors. From 1970 until his retirement from Calfee, Halter & Griswold LLP in 2000, Mr. Papenbrock was primarily responsible for counseling the Company on the legal aspects of corporate transactions and securities regulation matters. The Board of Directors believes that Mr. Papenbrock’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service to the Company is essential to the Board of Directors’ oversight of the Company and its business operations. Furthermore, Mr. Papenbrock’s significant legal background allows him to provide valuable insights to the Board of Directors, particularly in regard to corporate governance and risk issues that confront the Company.

Shares of Common Stock beneficially owned: 29,815	Director in Class I (term expiring in 2013)

Frank C. Sullivan, age 50 – Director since 1995

Chairman and Chief Executive Officer, RPM International Inc. Mr. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987, Mr. Frank C. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as Regional Sales Manager from 1987 to 1989 at RPM’s AGR Company joint venture. In 1989, he became RPM’s Director of Corporate Development. He became a Vice President in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001, Chief Executive Officer in 2002, and was elected Chairman of the Board in 2008. Mr. Frank C. Sullivan serves on the boards of The Timken Company, The Cleveland Foundation, the American Coatings Association, the Cleveland Rock and Roll Hall of Fame and Museum, Greater Cleveland Partnership, the Ohio Business Roundtable, the Army War College Foundation, Inc., the Chamber of Commerce of the United States, and the Medina County Bluecoats. Mr. Frank C. Sullivan is the son of Mr. Thomas C. Sullivan.

The Board of Directors has determined that Mr. Frank C. Sullivan should serve as a Director because of his role as the Company’s Chief Executive Officer, his intimate knowledge of the Company, and his experience serving as a director of other public companies and non-profit organizations. The Board of Directors believes that Mr. Frank C. Sullivan’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management is essential to the Board of Directors’ oversight of the Company and its business operations. The Board of Directors also believes that continuing participation by qualified members of the Sullivan family on the Board of Directors is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

Shares of Common Stock beneficially owned: 1,051,583	Director in Class I (term expiring in 2013)

8

PROPOSAL ONE (CONTINUED)

Thomas C. Sullivan, age 74 – Director since 1963

Chairman Emeritus, RPM International Inc. Mr. Thomas C. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Mr. Thomas C. Sullivan was elected Chairman of the Board. He also served as President from 1970 to 1978 and Chief Executive Officer from 1971 to 2002. In October 2008, Mr. Thomas C. Sullivan retired after 37 years of serving as Chairman, and now serves on the Board of Directors as Chairman Emeritus. From 1998 until May 2010, Mr. Thomas C. Sullivan was a director of Kaydon Corporation, and from 1984 until 2007, Mr. Thomas C. Sullivan was a director of Agilysys, Inc.

The Board of Directors has determined that Mr. Thomas C. Sullivan should serve as a Director because of his prior service as the Company’s Chairman and Chief Executive Officer, his intimate knowledge of the Company, and his experience serving as a director of other private and public companies. The Board of Directors believes that Mr. Thomas C. Sullivan’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management, including 48 years of service on the Board of Directors, is essential to the Board of Directors’ oversight of the Company and its business operations. The Board of Directors also believes that continuing participation by qualified members of the Sullivan family on the Board of Directors is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

Shares of Common Stock beneficially owned: 203,820	Director in Class I (term expiring in 2013)

General John P. Abizaid, age 60 – Director since 2008

Senior Partner, JPA Partners LLC, a Nevada-based strategic and analytic consulting firm. Gen. Abizaid retired from the U.S. Army in 2007 after 34 years of service, during which he rose from an infantry platoon leader to become a four-star general and the longest-serving commander of U.S. Central Command. During his distinguished career, his command assignments ranged from infantry combat to delicate international negotiations. Gen. Abizaid graduated from the U.S. Military Academy with a bachelor of science degree in 1973. His civilian studies include an Olmsted Scholarship at the University of Jordan, Amman, and a master of arts degree in Middle Eastern studies at Harvard University. Gen. Abizaid is a highly decorated officer who has been awarded the Defense Distinguished Service Medal, the Army Distinguished Service Medal, Legion of Merit and the Bronze Star.

The Board of Directors has determined that Gen. Abizaid should serve as a Director because of the extensive leadership and management experience he gained during his distinguished military career in which he ultimately became a four-star general in the U.S. Army. As commander of U.S. Central Command, Gen. Abizaid was responsible for military operations in 27 countries and commanded over 500,000 U.S. and allied air, naval and land forces for over three years. Furthermore, as director of strategic plans and policies for the United States Armed Forces Joint Staff, Gen. Abizaid led numerous delegations to foreign nations and conducted extensive negotiations on a number of sensitive subjects. His experience also enables him to assist the Company with leadership development and also provide a unique strategic perspective to the Company.

Shares of Common Stock beneficially owned: 12,500	Director in Class II (term expiring in 2012)

9

PROPOSAL ONE (CONTINUED)

Bruce A. Carbonari, age 55 – Director since 2002

Chairman and Chief Executive Officer, Fortune Brands, Inc., a diversified consumer products company, since 2008. He served as President and Chief Executive Officer from 2007 to 2008. Previously, he held positions with Fortune Brands business unit, Fortune Brands Home & Hardware LLC, as Chairman and Chief Executive Officer, from 2005 until 2007 and as President and Chief Executive Officer, from 2001 to 2005. Prior to joining the Moen business as President and Chief Operating Officer in 1990, Mr. Carbonari was Executive Vice President and Chief Financial Officer of Stanadyne, Inc., Moen’s parent company at that time. He began his career at PricewaterhouseCoopers prior to joining Stanadyne in 1981.

The Board of Directors has determined that Mr. Carbonari should serve as a Director because of his extensive executive management experience, including his service as Chairman and Chief Executive Officer of Fortune Brands, Inc. In that position, Mr. Carbonari deals with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company also deals with today.

Shares of Common Stock beneficially owned: 17,548	Director in Class II (term expiring in 2012)

James A. Karman, age 74 – Director since 1963

Retired Vice Chairman, RPM International Inc. Mr. Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin. Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager at The Union Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM. From 1973 through 1978, Mr. Karman served as our Executive Vice President, Secretary and Treasurer and, prior to that time, as Vice President – Finance and Treasurer. From 1978 to 1999, he served as our President and Chief Operating Officer. Mr. Karman also served as Chief Financial Officer from 1982 to 1993, and again in 2001. He was Vice Chairman from 1999 to 2002. From 1995 until 2008, Mr. Karman was a director of A. Schulman, Inc.

The Board of Directors has determined that Mr. Karman should serve as a Director largely due to his prior service as the Company’s Vice Chairman, President, Chief Operating Officer and Chief Financial Officer, his intimate knowledge of the Company, and his experience serving as a director of other public companies. The Board of Directors believes that Mr. Karman’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management, including 48 years of service on the Board of Directors, is essential to the Board of Directors’ oversight of the Company and its business operations. Mr. Karman has an extensive financial background, and serves as a financial expert for the Company’s Audit Committee.

Shares of Common Stock beneficially owned: 109,047	Director in Class II (term expiring in 2012)

10

PROPOSAL ONE (CONTINUED)

Donald K. Miller, age 79 – Director since 1972

Chairman of Axiom International Investors LLC, an international equity asset management firm, since 1999. From 1986 to 1996, Mr. Miller was Chairman of Greylock Financial Inc., a venture capital firm. Formerly, Mr. Miller served as Chairman and CEO of Thomson Advisory Group L.P. (“Thomson”), a money management firm, from 1990 to 1993 and Vice Chairman from 1993 to 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller served as Director of PIMCO Advisors, L.P. from 1994 to 1997. Until June 2009, Mr. Miller was a director of Layne Christensen Company, a successor corporation to Christensen Boyles Corporation, a supplier of mining products and services, where Mr. Miller served as Chairman from 1987 through 1995. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration.

The Board of Directors has determined that Mr. Miller should serve as a Director because of his extensive executive management experience, including over 12 years of experience as Chairman of Axiom International Investors LLC, an international equity asset management firm, and his experience serving as a director of other private and public companies. Furthermore, Mr. Miller has acquired a deep understanding of the Company during his 39 years of service on the Board of Directors. His experience enables Mr. Miller to provide keen insight and diverse perspectives on several critical areas impacting the Company, including capital markets, financial and external reporting, long-term strategic planning and business modeling. With his extensive financial background, Mr. Miller serves as a financial expert for the Company’s Audit Committee.

Shares of Common Stock beneficially owned: 57,975	Director in Class II (term expiring in 2012)

Joseph P. Viviano, age 73 – Director since 2001

Retired Vice Chairman of Hershey Foods Corporation, a manufacturer, distributor and marketer of consumer food products. Prior to his retirement, Mr. Viviano served as the Vice Chairman of Hershey Foods from 1999 to 2000, and as its President and Chief Operating Officer from 1994 to 1999. From 2004 until 2009, Mr. Viviano was a director of Reynolds American Inc. (a successor corporation to R.J. Reynolds Tobacco Company, where Mr. Viviano served as a director from 2000 until 2004), from 1999 until 2008, Mr. Viviano was a director of Harsco Corporation, and from 1988 until 2008, Mr. Viviano was a director of Chesapeake Corporation (now Canal Corporation).

The Board of Directors has determined that Mr. Viviano should serve as a Director because of his extensive executive management experience at Hershey Foods Corporation. At Hershey Foods, Mr. Viviano dealt with many of the major issues, such as financial, strategic, technology, compensation, management development, acquisitions, capital allocation, government and stockholder relations, that the Company deals with today. Furthermore, his service on other boards of directors has given him exposure to different industries and approaches to governance and other key issues.

Shares of Common Stock beneficially owned: 27,975***	Director in Class II (term expiring in 2012)

***	Mr. Viviano participates in the Company’s Deferred Compensation Program, and defers payment of a portion of his Directors’ fees in the form of stock equivalent units. As of May 31, 2011, Mr. Viviano had approximately 18,781 stock equivalent units in the Deferred Compensation Program.

11

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Executive Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers, and employees.

The charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee and the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Manager of Investor Relations, RPM International Inc., P.O. Box 777, Medina, Ohio 44258. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

The Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Commission, and any other applicable laws, rules and regulations. The Board of Directors adopted categorical standards (the “Categorical Standards”) to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards and the rules of the Commission. The Categorical Standards are available on the Company’s website at www.rpminc.com.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM. The

Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM’s senior management.

In July 2011, the Board of Directors performed its annual director independence review for fiscal 2012. As part of this review, the Board of Directors considered common public, private and charitable board memberships among our executive officers and Directors, including Dr. Thornton and Messrs. Carbonari, Daberko, Nance, Ratner and Summers. The Board of Directors does not believe that any of these common board memberships impairs the independence of the Directors. In addition, the Board of Directors considered that Mr. Nance is the Regional Managing Partner of Squire, Sanders & Dempsey (US) LLP, a law firm that provides legal services to the Company. The Board of Directors also considered that Mr. Papenbrock is a retired partner of Calfee, Halter & Griswold LLP, a law firm that provides legal services to the Company. The Board of Directors does not believe that either of these law firm relationships impairs the independence of the Directors.

In determining the independence of Mr. Daberko, the Board of Directors further considered the stock transfer agent and banking services previously provided by National City Bank, now a part of PNC Financial Services Group, Inc. The Board of Directors determined that Mr. Daberko had no material interest in any such transactions.

As a result of this review, the Board of Directors determined that 11 out of 13 current Directors are independent, and that all members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent. The Board of Directors determined that Dr. Thornton and Messrs. Abizaid, Carbonari, Daberko, Karman, Miller, Nance, Papenbrock, Ratner, Summers and Viviano meet the Categorical Standards and are independent and, in addition, satisfy the independence requirements of the NYSE.

Frank C. Sullivan is not considered to be independent because of his position as Chairman and Chief Executive Officer of RPM. Thomas C. Sullivan is not considered to be independent because he is the father of Frank C. Sullivan.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor, and prepares the report of the Audit Committee. The specific

12

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has also determined that each member of the Audit Committee, other than Mr. Papenbrock, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. Each audit committee financial expert also satisfies the NYSE accounting and financial management expertise requirements.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report. The Compensation Committee administers the Company’s Stock Option Plans, Incentive Compensation Plan, Restricted Stock Plan, Restricted Stock Plan for Directors, and Omnibus Equity and Incentive Plan. The Compensation Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company. The Compensation Committee may delegate its authority to a subcommittee or subcommittees. Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Our Chief Executive Officer and our President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of such consultants.

Governance and Nominating Committee

The Governance and Nominating Committee reports to the Board of Directors on all matters relating to corporate governance of the Company, including the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, selection, qualification and nomination of the members of the Board of Directors and nominees to the Board of Directors, and administration of the Board’s evaluation process. Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the current Directors.

The Governance and Nominating Committee and the Board of Directors consider a diverse group of experiences, characteristics, attributes, and skills, including diversity in gender, ethnicity, race, cultural background, and age, in determining whether an individual is qualified to serve as a Director of the Company. While the Board of Directors does not maintain a formal policy regarding diversity, pursuant to its Charter the Governance and Nominating Committee does consider the diversity of the Board of Directors when considering Director nominees for recommendation to the Board of Directors. The Governance and Nominating Committee and the Board of Directors also consider the composition of the Board of Directors as a whole in evaluating whether a particular individual should serve on the Board of Directors, as the Board of Directors seeks to comprise itself of members which, collectively, possess a range of relevant skills, experience, and expertise.

13

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at P.O. Box 777, Medina, Ohio 44258, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the potential candidates. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are beneficially owned by such candidate;

•

a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	a written agreement of the proposed nominee(s) to comply with the provisions of the Company’s majority voting policy;

•	the name and record address of the stockholder who is submitting the notice; and

•

the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity.

Stockholders who desire to nominate a proposed nominee for Director at an Annual Meeting must also comply with the requirements set forth in the By-Laws concerning such nominations.

Committee Membership

Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 2011 in parentheses:

Executive Committee(0)	Audit Committee(4)	Compensation Committee(3)	Governance and Nominating Committee(3)
Frank C. Sullivan	William B. Summers, Jr.	Charles A. Ratner	Joseph P. Viviano
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Charles A. Ratner	James A. Karman	John P. Abizaid	Bruce A. Carbonari
Thomas C. Sullivan	Donald K. Miller	David A. Daberko	Frederick R. Nance
William B. Summers, Jr.	William A. Papenbrock	Dr. Jerry Sue Thornton	William A. Papenbrock
Dr. Jerry Sue Thornton

Under the By-Laws, the Board of Directors may designate one or more independent Directors as alternate members of any Committee, in order to replace any absent or disqualified member at any meetings. The Board of Directors has designated Mr. Papenbrock as an alternate member of the Compensation Committee and Dr. Thornton as an alternate member of the Governance and Nominating Committee. Each alternate member also meets the applicable independence, composition and related requirements of the Commission and the NYSE with respect to his or her respective Committees.

14

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Board Meetings

The Board of Directors held four meetings during the fiscal year ended May 31, 2011. All of the Directors, during the fiscal year ended May 31, 2011, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board of Directors on which the Director served, during the periods that the Director served.

Independent Directors Meetings

Each of the Directors, other than Frank C. Sullivan, is a non-management Director. Each of the non-management Directors, other than Thomas C. Sullivan, was independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines during fiscal 2011. The Company’s independent Directors generally meet in executive sessions each year in January, April and July. William B. Summers, Jr. served as the presiding Director for the January, April and July meetings of the Company’s independent Directors in 2011. Charles A. Ratner will serve as the presiding Director for the January, April and July meetings of the Company’s independent Directors in 2012.

Structure of the Board of Directors

The By-Laws provide that one person may hold the position of Chairman of the Board of Directors and Chief Executive Officer. Although a majority of the Company’s Directors are independent, the Board of Directors does not have a lead independent Director. However, as discussed above under “Independent Directors Meetings,” the independent Directors generally meet each year in January, April and July, and an independent Director serves as the presiding Director for each of those meetings. The Chief Executive Officer of the Company currently serves as the Chairman of the Board of Directors. The Board of Directors believes that the Chief Executive Officer is best situated to serve as Chairman because he is one of the Directors most familiar with the Company’s business and industry. The Board of Directors believes that combining the roles of Chief Executive Officer and Chairman of the Board of Directors provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The independent Directors bring experience, oversight, and expertise from outside the Company and its industry, while the Chief Executive Officer brings Company and industry-specific experience and expertise. One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of management’s strategy once it is developed. The Board of Directors believes the combined role of Chief Executive Officer and Chairman of the Board of Directors, together with independent Directors having the duties described above, is in the best interests of stockholders because it strikes an appropriate balance for the Company. With the Chief Executive Officer also serving as Chairman of the Board of Directors, there is unified leadership and a focus on strategic development and execution, while the independent Directors help assure independent oversight of management.

Role in Risk Oversight

Risk is inherent in any business and the Company’s management is responsible for the day-to-day management of risks that the Company faces. The Board of Directors, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Senior management, which includes the Chief Compliance Officer, attends quarterly meetings of the Board of Directors, as well as certain committee meetings, in order to address any questions or concerns raised by the Board of Directors on risk management and any other matters. Each quarter, the Board of Directors receives presentations from senior management on business operations, financial results, and strategic issues. In addition, senior management holds an annual strategic planning retreat attended by members of the Board of Directors, as well as periodic strategic planning sessions, to discuss strategies, key challenges, and risks and opportunities for the Company. Senior management then reviews the results of each strategic planning session with the Board of Directors.

The Board Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. Risk assessment reports are regularly provided by management and the Company’s internal auditors to the Audit Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs, including overseeing the Company’s compensation-related risk assessment described further below in this Proxy Statement. The Governance and Nominating Committee assists the Board of

15

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS (CONTINUED)

Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization of the Board of Directors and its membership and structure, succession planning for Directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues, administering Director self-evaluations, and reviewing potential conflicts of interest. All of these Board Committees report back to the full Board of Directors at meetings of the Board of Directors as to the Board Committees’ activities and matters discussed and reviewed at the Board Committees’ meetings. In addition, the Board of Directors is encouraged to participate in external Director education courses to keep apprised of current issues, including areas of risk.

Succession Planning

The Company actively engages in succession planning in order to determine appropriate candidates and leadership talent. While effective succession planning is a fluid process, there are certain annual processes in which the Company engages. Information is gathered and analyzed to assess the staffing of the Company’s key positions to identify and develop employees for such positions. To further this process, an offsite leadership development program is conducted each year for purposes of recognizing the Company’s emerging leaders and uniting them in a three-day formal program with peers and representatives from the Board of Directors. In addition, after completing this leadership development program, certain employees are selected to work with a top-ranked global provider of executive education to enhance senior level personal leadership development and leadership team strategy development.

Communications with the Board of Directors

Stockholders and other persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel, RPM International Inc., P.O. Box 777, Medina, Ohio 44258 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the presiding Director for the next scheduled meeting of independent Directors.

All communications received in accordance with these procedures will be reviewed initially by the Company’s General Counsel, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he determines that such communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.

Attendance at Annual Meetings of Stockholders

It is a policy of the Board of Directors that all its members attend the Annual Meeting absent exceptional cause. All of the Directors who were at that time members of the Board of Directors were present at the October 2010 Annual Meeting.

16

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Commission rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this Proxy Statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that RPM International Inc.’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

We are focused on delivering operating results with the ultimate goal of creating and maximizing value for our stockholders on a long-term basis. Our compensation programs and practices have been designed to drive those results, and they have served our Company well. For fiscal 2011, 66.5% of the amounts of the principal compensation components for our named executive officers in the aggregate was variable and tied to our performance. Our compensation programs and practices have been integral to our success in attracting and retaining an experienced and effective management team.

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PROPOSAL TWO (CONTINUED)

Consistent with our focus on delivering sustained long-term operating results, our diluted net income per share of common stock increased from $0.62 per share in 2001 to $1.45 per share in 2011, for a compound annual growth rate of 8.9%. In addition, over the past 10 years, our sales grew at a compound annual growth rate of 5.5%. Our stockholders have been rewarded for this performance over this 10-year period, enjoying a compound annual growth rate in cumulative total return, including the reinvestment of dividends, of 15.3%, compared to the compound annual growth rate in cumulative total return for the S&P 500 of 2.6%. In addition, 2011 marked our 37th consecutive year of increased dividends. The following table shows the cumulative total stockholder return, including the reinvestment of dividends, of shares of our common stock compared to the S&P 500 and a peer group as described in the accompanying Annual Report over the past 10 years.

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PROPOSAL TWO (CONTINUED)

This advisory vote on executive compensation is not binding on us. However, the Board and the Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

Proposal Two will be decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for Proposal Two, votes may be cast in favor, against or abstained. Abstentions will count as present and will have the effect of a vote against Proposal Two. Broker non-votes, however, are not counted as present for purposes of determining whether Proposal Two has been approved, and will have no effect on the outcome of Proposal Two.

Our Board of Directors unanimously recommends a vote FOR Proposal Two relating to the advisory vote on executive compensation.

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PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE EXECUTIVE COMPENSATION VOTES

The Dodd-Frank Act also contains a provision enabling our stockholders to indicate how frequently we should have a “Say on Pay” vote. You may cast your vote on your preferred voting frequency by choosing the option of every three years, every two years, every year, or abstain from voting.

Although this vote is advisory and not binding, the Board of Directors and the Company highly value the opinions of our stockholders, and will consider the outcome of this vote when determining the frequency of future stockholder votes on executive compensation. We are not making a recommendation on the frequency of holding future Say on Pay votes because we would like to consider the views of our stockholders before making a determination.

The option of every three, two, or one years that receives the most votes cast by stockholders will be considered the advisory vote of the stockholders.

Our Board of Directors is not making a recommendation on whether future Say on Pay votes should occur every three, two, or one years.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

RPM’s compensation programs are designed to support our founder’s philosophy:

•	Hire the best people you can find.

•	Create an atmosphere that will keep them.

•	Then let them do their jobs.

Our general compensation philosophy is performance-based in that our executive officers should be well compensated for achieving strong operating results. We seek to compensate our executive officers at a fair level of compensation which reflects RPM’s positive operating financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.

The Compensation Committee has designed compensation policies and programs for our executive officers which are intended to compensate the executive officers at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry, with the potential for higher than average compensation when our performance levels exceed our annual business plan. Our primary compensation goals are to retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with those of our stockholders.

Role of the Compensation Committee

The Compensation Committee Charter provides for the Compensation Committee to oversee RPM’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board of Directors an appropriate compensation and benefits philosophy and strategy for RPM. The Compensation Committee consists of four independent Directors (and one alternate member) who are appointed to the Compensation Committee by, and report to, the entire Board of Directors. Each member of the Compensation Committee, as well as the alternate member, qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Exchange Act, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and as an “independent” director under the rules of the NYSE. The Compensation Committee Charter is available on our website at www.rpminc.com.

Comparative Framework

We periodically evaluate the competitiveness of our executive compensation programs. In 2009, the Compensation Committee retained the professional compensation consulting firm of Pearl Meyer & Partners, or Pearl Meyer, to conduct a compensation benchmark study. Pearl Meyer reviewed and evaluated our compensation packages for our key officers in light of the levels of compensation being offered by companies in the specialty chemicals industry and other related industries which fall within a reasonable size range (in terms of revenues) and operate businesses similar to that of the Company. These companies included:

PPG Industries, Inc.	Albemarle Corporation	FMC Corporation
The Sherwin-Williams Company	The Lubrizol Corporation	The Valspar Corporation
PolyOne Corporation	Ferro Corporation	Eastman Chemical Company
Nalco Holding Company	Cytec Industries Inc.	Ecolab Inc.
Rockwood Holdings Inc.

Pearl Meyer reviewed both published survey and peer group proxy data to determine competitive pay levels for each officer position for the following elements of compensation: base salary, target annual incentive opportunity, target total cash compensation (base salary plus target annual incentives), and target total direct compensation (target total cash compensation plus long-term incentive compensation). Two primary surveys were used by Pearl Meyer in its analysis: the Mercer 2008 Executive Compensation Survey and the Watson Wyatt 2008/2009 Survey on Top Management Compensation. Based on its analysis and findings, Pearl Meyer concluded that the Company’s target total direct compensation levels were competitive with the market median.

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EXECUTIVE COMPENSATION (CONTINUED)

In fiscal 2010, the Compensation Committee retained the professional compensation consulting firm of Towers Watson to assist in structuring the Company’s next Performance Contingent Restricted Stock (PCRS) awards to coincide with the Company’s new, five-year strategic plan. In providing its services, Towers Watson (i) discussed the Company’s reward program, pay philosophy and key performance metrics with management, (ii) evaluated the performance associated with the Company’s strategic plan relative to the historical results of its compensation peers (listed below) and the companies it uses for measuring total shareholder return as presented in the Company’s Annual Report to Stockholders and (iii) analyzed the competitiveness of the Company’s potential long-term incentive opportunities relative to its compensation peers as well as other general industrials comparable in size to the Company. The compensation peers included:

PPG Industries, Inc.	Albemarle Corporation	FMC Corporation
The Sherwin-Williams Company	The Lubrizol Corporation	The Valspar Corporation
PolyOne Corporation	Ferro Corporation	Eastman Chemical Company
Nalco Holding Company	Cytec Industries Inc.	Ecolab Inc.
A. Schulman, Inc	Rockwood Holdings Inc.	H.B. Fuller Company
Masco Corporation

Towers Watson gave its preliminary report to the Compensation Committee at its July 2010 meeting recommending PCRS awards yielding 55th to 65th percentile annualized long-term incentive values for achieving strategic plan results that are in the peers’ historical second quartile performance. In October 2010, the Compensation Committee approved contingent awards of PCRS for our named executive officers. See “Equity Compensation – Performance Contingent Restricted Stock (PCRS)” for more information about these PCRS awards.

For services performed by Towers Watson relating solely to work performed for, and at the direction of, the Compensation Committee, Towers Watson was paid $20,000 by the Company. Towers Watson also provided other services to the Company in fiscal 2010, including other non-executive compensation consulting services and advice relating to employee compensation and programs, for which Towers Watson was paid $249,263 by the Company. In fiscal 2011, Towers Watson provided services to the Company, including non-executive compensation consulting services and advice relating to employee compensation and programs, for which Towers Watson was paid $141,222 by the Company. The decision to engage Towers Watson for such other services was made by management and not approved by the

Compensation Committee or the Board of Directors.

Elements of Compensation

Our named executive officer compensation program for fiscal 2011 included three main elements:

•	Base salary;

•	Annual cash incentive compensation; and

•	Equity-based incentives, including restricted stock and stock appreciation rights.

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a competitive base salary while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and provide the executive with additional compensation through short- and long-term incentives.

The mix of compensation for our named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). In October 2010, our Compensation Committee granted long-term incentive awards in order to continue to weight the mix of compensation for our named executive officers toward at-risk pay. Maintaining this pay mix will result in a pay-for-performance orientation, which aligns to our compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance.

Role of Executives in Determining Compensation

Our Chief Executive Officer and our President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. These assessments involve the gathering of compensation data, such as base salary, cash incentive and equity awards for similarly situated officers at companies in the diversified chemicals and specialty chemicals segments of the Company’s industry which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company. See “Comparative Framework” for more information about this review. With this information in hand, and as stated on the previous page under the heading

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EXECUTIVE COMPENSATION (CONTINUED)

“Overview,” the executive officers identified above recommend to the Compensation Committee levels of compensation that are “at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry” and aligned with our intended pay philosophy. After receiving the recommendations of the executive officers identified above, the Compensation Committee meets without the executive officers present to consider their recommendations. The Compensation Committee must approve any recommended changes before they can be made.

Base Salary

Base salary represents amounts paid during the fiscal year to named executive officers as direct compensation for their services to us. Base salary and increases to base salary recognize the overall experience, position and responsibilities within RPM and expected contributions to RPM of each named executive officer. Adjustments to salaries are used to reward superior individual performance of our named executive officers on a day-to-day basis during the year and to encourage them to perform at their highest levels. We also use our base salary to retain top quality executives and attract management employees from other companies.

In July 2011, our Chief Executive Officer recommended to the Compensation Committee an increase in the base salary for each of the named executive officers for fiscal 2012. As in the past, this recommendation was based upon an analysis of:

•	RPM’s fiscal 2011 operating results;

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2010 and 2011 and proposed amounts for 2012.

The base salary amounts for fiscal 2012, which were effective as of June 1, 2011, are: Mr. Frank C. Sullivan, $875,000; Mr. Rice, $650,000; Mr. Hoogenboom, $370,000; Mr. Matejka, $350,000; and Mr. Moore, $260,000.

The base salary amounts for fiscal 2011 were: Mr. Frank C. Sullivan, $850,000; Mr. Rice, $620,000; Mr. Hoogenboom, $357,000; Mr. Matejka, $340,000; and Mr. Moore, $250,000.

In response to the deteriorating economic conditions during fiscal 2009, the Company initiated several major initiatives to control costs, including implementing a hiring and salary freeze. As a result, upon the recommendation of our Chief Executive Officer, our named executive officers received no increase in base salary for fiscal 2010, other than Mr. Rice who received an increase in connection with his promotion to President.

With respect to the setting of base salaries, the items listed above: (i) operating results; (ii) a comparison of Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and (iii) base salary and bonus compensation information for 2010 and 2011 and proposed amounts for 2012, are analyzed to arrive at a target percentage increase for base salaries. Operating results and Five-Year Cumulative Total Returns are important to gauge whether the Company is keeping pace with its peer group, and if not, whether an increase in base salary would be defensible given RPM’s relative performance versus its peers. Finally, historical and proposed compensation information is important to the analysis to ensure that the individual officer’s compensation, given the individual officer’s experience, position and responsibilities, exhibits a logical progression supported by the Company’s operating results and the comparison of the Company’s performance to its peer group of companies.

Annual Cash Incentive Compensation

For fiscal 2011, we provided annual cash incentive compensation under the Amended and Restated 1995 Incentive Compensation Plan, which was designed to motivate participants to achieve our financial objectives and reward executives for their achievements when those objectives are met. All named executive officers who are Covered Employees under Section 162(m) of the Internal Revenue Code, namely the Chief Executive Officer and the next three highest paid executive officers, excluding the Chief Financial Officer, participated in the fiscal 2011 incentives. In addition, although Mr. Matejka, our Chief Financial Officer, is not a Covered Employee by definition and Mr. Moore did not become a Covered Employee until this Proxy Statement, the Compensation Committee evaluated Messrs. Matejka and Moore under similar performance criteria in awarding incentive compensation as used to determine the cash incentive compensation of the other named executive officers. The amount of cash incentive compensation earned by our named executive officers in fiscal 2011 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. We paid these amounts in July 2011.

In July 2010, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive compensation award pool under the Incentive Compensation Plan, or the Incentive Plan, to be awarded to each of the Covered Employees in respect of the Company’s performance for the fiscal year ending May 31, 2011 as follows: Mr. Frank C. Sullivan, 40%; Mr. Rice, 30%; and Mr. Hoogenboom, 15%. The Compensation Committee determined for fiscal 2011 that the cash incentives paid would range from zero to

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EXECUTIVE COMPENSATION (CONTINUED)

150% of salary with a target of 100% of salary; provided, however, that Mr. Moore’s cash incentive paid would range from zero to 60% of his salary, as he did not become a Covered Employee until this Proxy Statement. The Compensation Committee may reduce or eliminate the amount of a named executive officer’s annual cash incentive award, at the Compensation Committee’s sole discretion, based solely on individual performance.

The Incentive Plan in place for fiscal 2011 provided for an aggregate cash incentive compensation award pool of 1.5% of our pre-tax income for fiscal 2011. In July 2011, the Compensation Committee calculated the aggregate non-equity compensation award pool based on our audited pre-tax income and each individual’s cash incentive payout amount. For fiscal 2011, the Company’s reported pre-tax income was $295.0 million, providing a cash incentive compensation award pool under the Incentive Plan for the Covered Employees of approximately $4.4 million. Upon the recommendation of our Chief Executive Officer, and after a review of a variety of factors described below, the Compensation Committee awarded cash incentives totaling $2,215,000 to the Covered Employees, which was significantly below the aggregate amount authorized to be paid pursuant to the award pool formula. The cash incentive compensation paid to the Covered Employees equaled approximately 120% of their salary for fiscal 2011.

In July 2011, the Compensation Committee determined, on a percentage basis, the portion of the aggregate cash incentive award pool under the Incentive Plan to be awarded to each of the Covered Employees under Section 162(m) of the Internal Revenue Code in respect of the Company’s performance for the fiscal year ending May 31, 2012 as follows: Mr. Frank C. Sullivan, 40%; Mr. Rice, 30%; Mr. Hoogenboom, 15%; and Mr. Moore, 15%. Mr. Matejka, the Chief Financial Officer of the Company, although not a Covered Employee under the Section 162(m) definition, is eligible to receive cash incentive compensation for fiscal 2012 based on the same performance criteria as the Covered Employees listed above. The Compensation Committee also determined that for fiscal 2012 the cash incentive compensation paid would range from zero to 150% of salary with a target of 100% of salary.

The named executive officers during fiscal 2011 had financially measured performance objectives that were the same as the corporate performance objectives described below. These performance objectives are evaluated independently, and it is not necessary to obtain each performance objective to receive an award.

The corporate performance objectives that were targeted are as follows:

•	Net sales target for fiscal 2011 was $3.194 billion versus actual net sales of $3.382 billion;

•	Net income target for fiscal 2011 was $172.8 million versus actual net income of $189.1 million; and

•	Earnings per share target for fiscal 2011 was $1.31 versus actual earnings per share of $1.45.

As disclosed above, the Incentive Plan in place for fiscal 2011 provided for an aggregate cash incentive compensation award pool of approximately $4.4 million. The maximum portion of the award pool that each Covered Employee could be awarded was: Mr. Frank C. Sullivan – 40% or $1,760,000; Mr. Rice – 30% or $1,320,000; and Mr. Hoogenboom – 15% or $670,000. However, the Compensation Committee had set a maximum award of 150% of the Covered Employee’s base salary as a limit, with a target award of 100% of the Covered Employee’s base salary. As a result, the maximum award that could be earned by the Covered Employee was: Mr. Frank C. Sullivan – $1,275,000; Mr. Rice – $930,000; and Mr. Hoogenboom – $535,500. The actual awards were as follows: Mr. Frank C. Sullivan, $1,020,000; Mr. Rice, $750,000; and Mr. Hoogenboom, $445,000.

In determining the actual incentive compensation awards for fiscal 2011 for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Matejka, the following criteria were considered: (i) if the Company achieved its planned percentage increase of earnings before interest and taxes, the named executive would receive an award equal to 50% of his base salary; (ii) if the Company achieved revenue growth of 8% or above, the named executive would receive an additional award equal to 30% of his base salary; (iii) the named executive could earn an additional award of up to 30% of his base salary if the Company achieved exceptional growth in financially measured objectives, such as gross margin improvement or improvement in return on invested capital or capital adjusted net earnings; and (iv) the Chief Executive Officer, in the exercise of his discretion, could award the named executive an additional award of up to 40% of his base salary based on the achievement of non-financially measured management objectives. Based on the achievement by the Company of the first two criteria listed above (for 50% and 30% of the named executive’s base salary, respectively) and portions of the third and fourth criteria listed above (for 25% and 15% of the named executive’s base salary, respectively), these named executives each were awarded incentive compensation equal to approximately 120% of their base salaries. For these named executives, the portion of their incentive compensation

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EXECUTIVE COMPENSATION (CONTINUED)

based on achievement of non-financially measured management objectives was awarded based upon each such named executive’s involvement in the Company’s merger and acquisition transactions in fiscal 2011 and the Company’s overall return to stockholders versus both the market and the Company’s peers, as determined in the discretion of the Chief Executive Officer. In addition, Mr. Moore was awarded 60% of his base salary based upon (i) the Company’s achievement of its planned percentage increase of earnings before interest and taxes, (ii) consideration of compensation provided to executives at similarly-situated companies relative to Mr. Moore’s duties and responsibilities, and (iii) achievement of non-financially measured objectives, including involvement in the Company’s merger and acquisition transactions in fiscal 2011 and the Company’s overall return to stockholders versus both the market and the Company’s peers, as determined in the discretion of the Chief Executive Officer.

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. Under our Omnibus Equity and Incentive Plan, or Omnibus Plan, we can grant a variety of stock-based awards, including awards of restricted stock and stock appreciation rights. After reviewing executive compensation practices against our defined comparative framework, including reviewing equity awards for similarly situated officers at companies in the diversified chemicals and speciality chemicals segments of the Company’s industry which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company, our Chief Executive Officer makes annual recommendations to the Compensation Committee of the type and amount of equity awards for the Chief Executive Officer and other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Compensation Committee considers, in addition to the factors used to determine salary and cash incentive compensation:

•	the value of similar incentive awards to chief executive officers in our peer group and other similar companies, and

•	awards given to the Chief Executive Officer in past years.

In determining the equity incentive compensation of the other executive officers, the Compensation Committee reviews and approves a mix of business plan goals, with a significant amount of emphasis placed on the compensation recommendations of the Chief Executive Officer. After receiving the Chief Executive Officer’s recommendations, the Compensation Committee meets without the Chief Executive

Officer present to consider his recommendations. The Compensation Committee must approve any recommended equity grants before they can be made.

The Compensation Committee uses the various equity incentive awards available to it under the Omnibus Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance;

•	to incentivize future performance (both short-term and long-term);

•	to align executives’ long-term interest with that of the stockholders; and

•	to enhance the longer-term performance and profitability of the Company.

The Compensation Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of performance-based restricted stock and stock-settled stock appreciation rights.

Performance Earned Restricted Stock (PERS). The Compensation Committee awards Performance Earned Restricted Stock, or PERS, under the Omnibus Plan. The threshold and maximum number of and performance goals for the award of PERS for a given fiscal year are set in July of that year. Beginning with fiscal 2010, the determination of whether and to what extent the PERS have been achieved for a fiscal year is made at the July meeting of the Compensation Committee following the close of that fiscal year. In years prior to fiscal 2010, the determination of whether and to what extent the PERS had been achieved for a fiscal year was made at the October meeting of the Compensation Committee following the close of that fiscal year. Based on that determination, the actual grants, if any, with respect to a fiscal year are made at that same meeting. For example, with respect to fiscal 2009, the maximum number and performance goals were set in July 2008 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in October 2009. However, based on that determination, no grants were made by the Compensation Committee at the October 2009 meeting. With respect to fiscal 2011, the maximum number and performance goals were set in July 2010 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in July 2011.

The percentage of shares with respect to which the performance goal has been achieved is determined by

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EXECUTIVE COMPENSATION (CONTINUED)

reference to the percentage increase of planned earnings before interest and taxes which is attained. In making the determination of whether the planned increase has been attained, the actual fiscal year results are adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as certified by the Company’s independent registered public accounting firm. If less than 75% of the planned increase is attained, then the performance goal will not be achieved with respect to any shares. If 75% to 100% of the planned increase is attained, then the performance goal will be achieved with respect to an equivalent percentage of shares. For example, if 91% of the planned increase is attained, then the performance goal will be achieved with respect to a maximum amount of 91% of the shares. The percentage of the planned increase attained will be rounded down to the closest whole number (e.g., 85.5% would be rounded down to 85%). If more than 100% of the planned increase is attained, then the performance goal will be achieved with respect to 100% of the shares.

In July 2010, pursuant to the Omnibus Plan, the Compensation Committee approved a contingent award of PERS to the Covered Employees of up to 200,000 shares (including 100,000 shares for the Chief Executive Officer) to be based on the level of attainment of fiscal 2011 performance goals related to an increase in planned earnings before interest and taxes. In July 2010, the Compensation Committee established a 5.1% increase in adjusted earnings before interest and taxes over fiscal 2010 levels as the target for purposes of determining the amount of PERS awards earned by the named executive officers with respect to fiscal 2011. The actual increase in adjusted earnings before interest and taxes for fiscal 2011 over fiscal 2010 was 15.4%. As a result, the maximum amount of PERS could have been granted. However, the Compensation Committee elected to reduce the number of PERS awarded to the Covered Employees. The PERS granted to each of the named executive officers are set forth below in the Grants of Plan-Based Awards for Fiscal 2011 table.

Stock Appreciation Rights (SARs). In October 2010, pursuant to the Omnibus Plan, the Compensation Committee awarded Stock Appreciation Rights, or SARs, totaling 350,000 shares to the executive officers. In July 2011, pursuant to the Omnibus Plan, the Compensation Committee awarded SARs totaling 350,000 shares to the executive officers. The SARs awards granted to the named executive officers in October 2010 and July 2011 are set forth below in the Grants of Plan-Based Awards for Fiscal 2011 table.

Supplemental Executive Retirement Plan (SERP) Restricted Stock. The RPM International Inc. 2007 Restricted Stock Plan was established to provide for the cash payment of supplemental retirement and death benefits to officers and other key employees of the Company designated by the Board of Directors whose retirement plan benefits may be limited under applicable law and the Internal Revenue Code. In July 2010, the Compensation Committee awarded 27,785 shares of restricted stock to the executive officers under the 2007 Restricted Stock Plan.

Performance Contingent Restricted Stock (PCRS). In July 2007, the Compensation Committee approved contingent awards of Performance Contingent Restricted Stock, or PCRS, to the named executive officers. The purpose of the 2007 PCRS awards was to provide an added incentive to key officers to improve the long-term performance of the Company. The Compensation Committee determined that the 2007 PCRS awards were appropriate to continue the long-term incentive opportunity to key officers that was previously satisfied by awards under the Company’s 2002 Performance Accelerated Restricted Stock (PARS) Plan, which was terminated on July 17, 2007. The 2007 PCRS awards were made pursuant to the Omnibus Plan and were contingent upon the level of attainment of performance goals for the three-year period from June 1, 2007 ending May 31, 2010. On July 19, 2010, the Compensation Committee determined that the requisite performance goals for the 2007 PCRS awards had not been achieved for the three-year period ended May 31, 2010, and as a result the 2007 PCRS awards of 187,000 shares were forfeited back to the Company by the named executive officers as of such date.

In October 2010, the Compensation Committee approved contingent awards of PCRS to Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, of up to 435,000 shares (subject to a grant limit for each individual of no more than 175,000 shares of PCRS and PERS, in the aggregate, during any one fiscal year). The purpose of the 2010 PCRS awards is to provide an added incentive to key officers to improve the long-term performance of the Company. The 2010 PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year and five-year periods from June 1, 2010 ending May 31, 2013, and from June 1, 2010 ending May 31, 2015, respectively. The determination of whether and to what extent the 2010 PCRS awards are achieved for such periods will be made following the close of each of fiscal year 2013 and fiscal year 2015, respectively.

For the three-year period ending May 31, 2013 and the five-year period ending May 31, 2015, the percentage of PCRS

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EXECUTIVE COMPENSATION (CONTINUED)

with respect to which the performance goals have been achieved for each such period will be determined by reference to the increase in earnings before interest expense and income tax expense (“EBIT”) for each such period. In making the determination of what increase in EBIT has been achieved, actual results will be adjusted for the exclusion of restructuring, asbestos and other similar unusual charges or credits that are not central to the operations of the Company as shown on the Company’s consolidated financial statements as audited by the Company’s independent registered public accounting firm. If the increase in EBIT is less than 75% of the planned increase in EBIT for a performance period, then the performance goal will not be achieved with respect to any PCRS for the period. If the increase in EBIT is 75% to 100% of the planned increase in EBIT for a performance period, then the performance goal will be achieved with respect to an equivalent percentage of PCRS for the period. The percentage of EBIT attained will be rounded down to the closest whole number. If the increase in EBIT is more than 100% of the planned increase in EBIT for a performance period, then the performance goal will be achieved with respect to 100% of the PCRS for the period.

Up to one-half of an individual’s aggregate PCRS grant may vest at the end of the three-year performance period, and the remainder of an individual’s aggregate PCRS grant may vest at the end of the five-year performance period, if the performance goals for such periods are achieved, in each case multiplied by the percentages set forth above. The percentage of PCRS with respect to which the performance goals are not achieved will be forfeited. The Compensation Committee set the performance goals related to the 2010 PCRS awards at levels it believed to be achievable but would require the Company to meaningfully grow earnings.

Timing of Equity Grants

Equity grants are made in July and October at regularly scheduled meetings of the Compensation Committee. Board and Compensation Committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Employment Agreements and Related Arrangements

We are a party to the following employment agreements with our named executive officers:

•

Frank C. Sullivan. Pursuant to an employment agreement whereby Mr. Frank C. Sullivan serves as our Chairman and Chief Executive Officer, Mr. Frank C. Sullivan is entitled to an annual base salary of not less than $875,000 effective as of June 1, 2011.

•

Ronald A. Rice. Pursuant to an employment agreement whereby Mr. Rice serves as our President and Chief Operating Officer, Mr. Rice is entitled to an annual base salary of not less than $650,000 effective as of June 1, 2011.

•

Paul G. P. Hoogenboom. Pursuant to an employment agreement whereby Mr. Hoogenboom serves as our Senior Vice President – Manufacturing and Operations and Chief Information Officer, Mr. Hoogenboom is entitled to an annual base salary of not less than $370,000 effective as of June 1, 2011.

•

Edward W. Moore. Pursuant to an employment agreement whereby Mr. Moore serves as our Vice President, General Counsel, Chief Compliance Officer and Secretary, Mr. Moore is entitled to an annual base salary of not less than $260,000 effective as of June 1, 2011.

Pursuant to the employment agreements, each of Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore serves for a term ending on May 31, 2011, which is automatically extended for additional one-year periods unless either party gives the other party notice of nonrenewal two months in advance of the annual renewal date. In accordance with these automatic extension provisions, the employment agreement with each of these named executive officers has been extended to May 31, 2012. Each of Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore is also eligible to receive such annual cash incentive compensation or bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore are also generally entitled to participate in our employee benefit plans. Under the employment agreements, each of these named executive officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of the most recent model of a full-sized automobile.

Mr. Matejka has been Senior Vice President and Chief Financial Officer of the Company since April 30, 2010. Mr. Matejka’s compensation consists of an annual base salary of $350,000 effective through May 31, 2012, and eligibility to participate in the Company’s performance bonus program. Furthermore, Mr. Matejka is entitled to receive fringe benefits in line with our present practice relating to his position, including the use of a full-sized automobile. In connection with his election as an executive officer on April 30, 2010, the Company and Mr. Matejka entered into an agreement that contains change in control provisions substantially similar to those contained in the Company’s employment agreements with its other named executive officers.

27

EXECUTIVE COMPENSATION (CONTINUED)

See “Other Potential Post-Employment Compensation” for a discussion of additional terms of the employment agreements and Mr. Matejka’s change in control agreement related to restrictive covenants and potential post-employment compensation.

Post-Employment Compensation and Change in Control

Each of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, and the change in control agreement with Mr. Matejka, provides for payments and other benefits if the named executive officer’s employment terminates under certain circumstances, such as being terminated without cause within two years of a change in control. We believe that these payments and other benefits are important to recruiting and retaining our named executive officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Other Potential Post-Employment Compensation.”

Section 162(m) of the Internal Revenue Code

In the course of fulfilling its responsibilities, the Compensation Committee routinely reviews the impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to the Chief Executive Officer and the next three highest paid executive officers of the Company, excluding the Chief Financial Officer. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. The Company’s performance-based Incentive Plan, described above, and the Omnibus Plan satisfy the requirements of this Section 162(m) exemption. Although the Compensation Committee carefully considers the impact of Section 162(m) when administering the Company’s compensation programs, the Compensation Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation. In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Compensation Committee may deem it appropriate at times to forgo Section 162(m) qualified awards in favor of awards that may not be fully tax-deductible. This has occurred, for example, when the Company’s operating results were adversely impacted by restructuring, asbestos or other non-operating charges, yet the Company performed significantly better than its business plan notwithstanding the charges.

Perks and Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance, pension benefits, and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. In fiscal 2011, we provided a Company match of up to 4% of the qualified retirement plan compensation limit per employee, which executives also were able to receive. RPM’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, named executive officers are not taxed on their contributions to the 401(k) retirement savings plan or earnings on those contributions until they receive distributions from the 401(k) retirement savings plan, and all RPM contributions are tax deductible by us when made.

During fiscal 2011 we provided car allowances to our named executive officers. Also during fiscal 2011, we made periodic executive physical examinations available to each named executive officer and provided financial and estate planning to Messrs. Frank C. Sullivan and Rice. In addition, we paid executive life insurance premiums for the benefit of our named executive officers.

We periodically review the perquisites that named executive officers receive.

Other Plans

In addition to the above described plans, the Company offers a tax qualified defined benefit retirement plan. Information about this plan can be found under the heading “Pension Benefits for Fiscal 2011.” The Company also offers a deferred compensation plan. Under this plan, selected management employees, certain highly compensated employees and

28

EXECUTIVE COMPENSATION (CONTINUED)

Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts and Director fees until a future date. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Any compensation deferred under the plan is not included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which the compensation actually is paid. Additional information about this plan can be found under the heading, “Nonqualified Deferred Compensation for Fiscal 2011.”

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2011 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Charles A. Ratner, Chairman

John P. Abizaid

David A. Daberko

Dr. Jerry Sue Thornton

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C

(other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Compensation-Related Risk Assessment

The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements affecting executive officers and employees. Our compensation programs reward outstanding performance by our operating companies, and do not encourage excessive risk taking on the part of our executive officers and employees. After considering the Company’s compensation program as a whole and receiving the input of the Compensation Committee, we have concluded that risks arising from our compensation policies and practices applicable to our employees are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, we considered, among other things, the general performance-based philosophy of our compensation program, the material consistency of our compensation structure throughout all key employee levels of the Company, the balance of long and short term components of compensation, and the Company’s risk profile generally.

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EXECUTIVE COMPENSATION (CONTINUED)

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three highest paid executive officers for fiscal 2011 and, where required, for fiscal 2010 and fiscal 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2)(3) (e)	Option Awards ($)(2)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Frank C. Sullivan	2011	850,000	0	3,104,310	1,750,000	1,020,000	63,915	111,984	6,900,209
Chairman and Chief Executive Officer	2010	825,000	0	2,955,625	818,000	675,000	69,981	90,428	5,434,034
	2009	825,000	0	1,001,150	494,000	275,000	10,587	90,637	2,696,374
Ronald A. Rice	2011	620,000	0	3,438,674	875,000	750,000	50,611	97,625	5,831,910
President and Chief Operating Officer	2010	600,000	0	1,406,206	409,000	485,000	53,572	84,059	3,037,837
	2009	555,000	0	586,162	172,900	200,000	8,539	86,856	1,609,457
Paul G. P. Hoogenboom	2011	357,000	0	1,647,881	262,500	445,000	46,847	47,313	2,806,541
Senior Vice President – Manufacturing and Operations, Chief Information Officer	2010	346,000	0	737,121	122,700	300,000	47,556	44,319	1,597,696
	2009	346,000	0	265,918	61,750	115,000	11,235	45,914	845,817
Robert L. Matejka	2011	340,000	0	332,400	0	425,000	28,852	37,216	1,163,468
Senior Vice President and Chief Financial Officer(7)	2010	29,641	0	268,200	0	0	2,273	1,186	301,300
Edward W. Moore	2011	250,000	0	473,591	175,000	150,000	28,076	48,748	1,125,415
Vice President, General Counsel and Chief Compliance Officer

(1)	Amounts earned under the Incentive Plan are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The dollar value of restricted stock, SARs and stock options set forth in these columns is equal to the fair market value as of the date of the respective grant.

(3)	Information regarding the shares of PERS and SARs granted to our named executive officers during fiscal 2011 and in July 2011 is set forth in the Grants of Plan-Based Awards for Fiscal 2011 table. The Grants of Plan-Based Awards for Fiscal 2011 table also sets forth the aggregate grant date fair value of the restricted stock and SARs granted during fiscal 2011 computed in accordance with ASC 718. Shares of restricted stock and SARs are subject to risk of forfeiture.

(4)	The amounts set forth in this column were earned during fiscal 2011 and paid in July 2011, earned during fiscal 2010 and paid in July 2010 and earned during fiscal 2009 and paid in July 2009 for 2011, 2010 and 2009, respectively, under our Incentive Plan.

(5)	The amounts set forth in this column reflect the change in present value of the executive officer’s accumulated benefits under the RPM International Inc. Retirement Plan (the “Retirement Plan”). During 2011, 2010 and 2009, there were no above-market or preferential earnings on nonqualified deferred compensation.

(6)	All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, automobile allowances, financial/estate planning, periodic executive physical examinations and charitable matching programs. For each named executive officer for whom the total value of all personal benefits exceed $10,000 in fiscal 2011, the amount of incremental cost to the Company for each personal benefit listed below, if applicable and to the extent such cost exceeded the greater of $25,000 or 10% of the total personal benefits for such named executive officer is as follows: automobile allowance: Frank C. Sullivan $30,230 and Mr. Rice $35,717; life insurance premiums: Frank C. Sullivan $58,788 and Mr. Rice $45,358. The value of the automobile allowance is determined by adding all of the costs of the program, including lease costs and costs of maintenance, fuel, license and taxes and includes personal and business use.

(7)	Mr. Matejka was elected Senior Vice President and Chief Financial Officer in April 2010.

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EXECUTIVE COMPENSATION (CONTINUED)

Summary Compensation Table Relating Solely to Fiscal 2011 Performance

The following table sets forth information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three highest paid executive officers, in each case relating solely to fiscal 2011 performance. For purposes of this table, the PCRS awards which were granted with respect to performance over three- and five-year periods are not included in the “Stock Awards” column below. In addition, the October 2010 award of SARs is not included in the “Option Awards” column below as that award related to fiscal 2010 performance.

Name	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation relating to Fiscal 2011 ($)
Frank C. Sullivan	850,000	0	1,549,560	940,000	1,020,000	63,915	111,984	4,535,459
Ronald A. Rice	620,000	0	951,074	470,000	750,000	50,611	97,625	2,939,310
Paul G. P. Hoogenboom	357,000	0	404,081	141,000	445,000	46,847	47,313	1,441,241
Robert L. Matejka	340,000	0	332,400	0	425,000	28,852	37,216	1,163,468
Edward W. Moore	250,000	0	162,641	94,000	150,000	28,076	48,748	733,465

Grants of Plan-Based Awards For Fiscal 2011

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)				Grant Date Fair Value of Stock and Option Awards ($)(2) (I)
Frank C. Sullivan	7/19/10
	SERP
	Restricted Stock(3)							12,302			219,960
	10/07/10 PCRS(4)							75,000			1,554,750
	10/07/10 SARs(5)								200,000	20.73	810,000
	Incentive Plan Award	850,000		1,275,000
	7/18/11 PERS(6)				75,000		100,000	60,000			1,329,600
	7/18/11 SARs(7)								200,000	22.16	940,000
Ronald A. Rice	7/19/10
	SERP
	Restricted Stock(3)							9,814			175,474
	10/07/10 PCRS(4)							120,000			2,487,600
	10/07/10 SARs(5)								100,000	20.73	405,000
	Incentive Plan Award	620,000		930,000
	7/18/11 PERS(6)				37,500		50,000	35,000			775,600
	7/18/11 SARs(7)								100,000	22.16	470,000
Paul G. P. Hoogenboom	7/19/10
	SERP
	Restricted Stock(3)							4,009			71,681
	10/07/10 PCRS(4)							60,000			1,243,800
	10/07/10 SARs(5)								30,000	20.73	121,500
	Incentive Plan Award	357,000		535,500
	7/18/11 PERS(6)				18,750		25,000	15,000			332,400
	7/18/11 SARs(7)								30,000	22.16	141,000

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EXECUTIVE COMPENSATION (CONTINUED)

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)				Grant Date Fair Value of Stock and Option Awards ($)(2) (I)
Robert L. Matejka	Incentive Plan Award	340,000		510,000
	7/18/11 PERS(6)							15,000			332,400
Edward W. Moore	7/19/10
	SERP
	Restricted Stock(3)							1,660			29,681
	10/07/10 PCRS(4)							15,000			310,950
	10/07/10 SARs(5)								20,000	20.73	81,000
	Incentive Plan Award		150,000
	7/18/11 PERS(6)							6,000			132,960
	7/18/11 SARs(7)								20,000	22.16	94,000

(1)	These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2011 based on the goals set in July 2010. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(2)	The values included in this column represent the grant date fair value of restricted stock computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2011 Annual Report to Stockholders.

(3)	Shares of SERP restricted stock awarded under the 2007 Restricted Stock Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company.

(4)	PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year and five-year periods from June 1, 2010 ending May 31, 2013, and from June 1, 2010 ending May 31, 2005, respectively. The determination of whether and to what extent the PCRS awards are achieved for such periods will be made following the close of each of fiscal year 2013 and fiscal year 2015, respectively. The amounts set forth in columns (i) and (l) assume the maximum amount of PCRS are awarded.

(5)	SARs granted pursuant to the Omnibus Plan. These SARs vest in four equal annual installments, beginning on October 7, 2011.

(6)	PERS for which the threshold and maximum number of shares and performance goals with respect to fiscal 2011 were determined in July 2010 and are disclosed herein pursuant to Commission rules. The performance goals for such PERS were achieved in fiscal 2011, and therefore the maximum amount of PERS could have been granted. However, the Compensation Committee elected to reduce the number of PERS awarded to the named executive officers.

(7)	SARs granted pursuant to the Omnibus Plan. These SARs vest in four equal installments, beginning July 18, 2012.

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EXECUTIVE COMPENSATION (CONTINUED)

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary. Salaries paid to our named executive officers pursuant to their employment arrangements with us are set forth in the Summary Compensation Table. For fiscal 2011, salaries paid to our named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Frank C. Sullivan (12%), Mr. Rice (11%), Mr. Hoogenboom (13%), Mr. Matejka (29%), and Mr. Moore (22%). For fiscal 2010, salaries paid to our current named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Frank C. Sullivan (15%), Mr. Rice (20%), Mr. Hoogenboom (22%), and Mr. Matejka (10%). For fiscal 2009, salaries paid to our current named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table: Mr. Frank C. Sullivan (31%), Mr. Rice (35%), and Mr. Hoogenboom (41%).

Bonus. No bonuses were awarded to our named executive officers during fiscal 2011, fiscal 2010 or fiscal 2009, although the named executive officers did receive cash awards under our Incentive Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below.

Stock Awards. The amounts in the “Stock Awards” column of the “Grants of Plan-Based Awards for Fiscal 2011” table consist of restricted stock and performance earned restricted stock grants.

•

SERP Restricted Stock. We granted restricted stock under our 2007 Restricted Stock Plan. These grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation – Supplemental Executive Retirement Plan (SERP) Restricted Stock.” The SERP restricted stock awards granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2011.” The vesting of SERP restricted stock upon either the death or disability of the named executive officer or upon a change in control of our Company is described under the heading “Other Potential Post-Employment Compensation.”

•

PCRS. Pursuant to our Omnibus Plan, we awarded performance contingent restricted stock grants, or PCRS, to our named executive officers. The PCRS awards are contingent upon the level of attainment of performance goals for the three-year and five-year periods from June 1, 2010 ending May 31, 2013, and from June 1, 2010 ending May 31, 2015, respectively. The determination of whether and to what extent the PCRS awards are achieved for such periods will be made following the close of each of fiscal year 2013 and fiscal year 2015, respectively. The PCRS granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2011.” These grants are described in further detail under the headings “Compensation Discussion and Analysis – Equity Compensation – Performance Contingent Restricted Stock (PERS)” and “Other Potential Post-Employment Compensation.”

•

PERS. Pursuant to our Omnibus Plan, we awarded performance earned restricted stock grants, or PERS, to our named executive officers. The PERS granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2011.” These grants are described in further detail under the headings “Compensation Discussion and Analysis – Equity Compensation – Performance Earned Restricted Stock (PERS)” and “Other Potential Post-Employment Compensation.”

The amounts included in the “Stock Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Option Awards. Pursuant to our Omnibus Plan, we awarded stock appreciation rights, or SARs, to our named executive officers. The SARs granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2011.” These grants are described in further detail under the heading “Compensation Discussion and Analysis – Equity Compensation – Stock Appreciation Rights (SARs).” The amounts included in the “Option Awards” column of the Summary Compensation Table represent the grant date fair value of grants made in accordance with ASC 718.

Non-Equity Incentive Plan Compensation. The non-equity incentive plan compensation set forth in the Summary Compensation Table reflects annual cash incentive compensation under our Incentive Plan. Annual cash incentive compensation is earned based upon the achievement of performance objectives as described under the heading “Compensation Discussion and Analysis – Annual Cash Incentive Compensation.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The change in the present value from May 31, 2010 to May 31, 2011, from May 31, 2009 to May 31, 2010 and from May 31, 2008 to May 31, 2009 of each of our named executive officer’s accrued pension benefits under our Retirement Plan was based upon the RP2000 generational mortality table for males and females. The interest rate used to determine the present values was

33

EXECUTIVE COMPENSATION (CONTINUED)

6.9% as of May 31, 2009, 5.75% as of May 31, 2010 and 5.25% as of May 31, 2011. The present values were determined assuming that such amounts were payable to each of our named executive officers at their earliest unreduced retirement age in our Retirement Plan – 65 years with five years of participation in our Retirement Plan. The present values for 2009 and 2010 also assumed that 25% of our named executive officers will be paid a life annuity and 75% will be paid a lump sum. This assumption was updated to 35% and 65%, respectively, for 2011. The lump sums were determined using a 6.25% interest rate for May 31, 2009, a 5.75% interest rate for May 31, 2010, and a 5.25% interest rate for May 31, 2011, and the applicable mortality table outlined in IRC Section 417(e) projected to 2019. No pre-retirement decrements, including mortality, were assumed in these calculations.

All Other Compensation. All other compensation of our named executive officers is set forth in the Summary Compensation Table and described in detail in footnote (6) of the table.

These benefits are discussed in further detail under the heading “Compensation Discussion and Analysis – Perks and Other Benefits.”

Employment Agreements and Related Arrangements. Each named executive officer, with the exception of Mr. Matejka, is employed under an employment agreement. Mr. Matejka has entered into a change in control agreement with the Company. The terms of the employment agreements and the change in control agreement are described under the headings “Compensation Discussion and Analysis –Employment Agreements and Related Arrangements” and “Other Potential Post-Employment Compensation.”

Additional Information. We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

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EXECUTIVE COMPENSATION (CONTINUED)

Outstanding Equity Awards at Fiscal Year-End for 2011

The following table provides information on the holdings of stock options, SARs and restricted stock by the named executive officers at May 31, 2011.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Frank C. Sullivan
SERP
Restricted Stock							162,356	(4)	3,815,366
PERS							160,000	(5)	3,760,000
PERS										60,000	(6)	1,410,000	(6)
PCRS										75,000	(7)	1,762,500	(7)
SARs	125,000	0			17.6500	10/05/2015
	125,000	0			18.8000	10/05/2016
	225,000	75,000	(8)		22.8800	10/04/2017
	100,000	100,000	(9)		14.0500	10/10/2018
	50,000	150,000	(10)		18.9600	10/08/2019
	0	200,000	(11)		20.7300	10/07/2020
ISO	14,946	0			14.0800	10/11/2012
	7,092	0			14.1000	10/10/2013
	5,672	0			17.6300	10/29/2014
NQ	92,908	0			14.1000	10/10/2013
	119,328	0			17.6300	10/29/2014
Ronald A. Rice
SERP
Restricted Stock							68,783	(12)	1,616,401
PERS							85,000	(13)	1,997,500
PERS										35,000	(6)	822,500	(6)
PCRS										120,000	(7)	2,820,000	(7)
SARs	30,000	0			17.6500	10/05/2015
	30,000	0			18.8000	10/05/2016
	30,000	10,000	(8)		22.8800	10/04/2017
	35,000	35,000	(9)		14.0500	10/10/2018
	25,000	75,000	(10)		18.9600	10/08/2019
	0	100,000	(11)		20.7300	10/07/2020
ISO	7,092	0			14.1000	10/10/2013
	5,672	0			17.6300	10/29/2014
NQ	42,908	0			14.1000	10/10/2013
	24,328	0			17.6300	10/29/2014

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EXECUTIVE COMPENSATION (CONTINUED)

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Paul G. P. Hoogenboom
SERP
Restricted Stock							39,818	(14)	935,723
PERS							40,000	(15)	940,000
PERS											15,000	(6)	352,500	(6)
PCRS											60,000	(7)	1,410,000	(7)
SARs	25,000	0			17.6500	10/05/2015
	25,000	0			18.8000	10/05/2016
	18,750	6,250	(8)		22.8800	10/04/2017
	12,500	12,500	(9)		14.0500	10/10/2018
	7,500	22,500	(10)		18.9600	10/08/2019
	0	30,000	(11)		20.7300	10/07/2020
ISO	5,672	0			17.6300	10/29/2014
NQ	19,328	0			17.6300	10/29/2014
Robert L. Matejka
PERS							15,000	(16)	352,500	(16)
PERS											15,000	(6)	352,500	(6)
SARs	25,000	0			17.6500	10/05/2015
	25,000	0			18.8000	10/05/2016
ISO	10,000	0			10.2600	10/03/2011
	14,880	0			14.0800	10/11/2012
	7,092	0			14.1000	10/10/2013
	5,672	0			17.6300	10/29/2014
NQ	25,120	0			14.0800	10/11/2012
	32,908	0			14.1000	10/10/2013
	19,328	0			17.6300	10/29/2014
Edward W. Moore
SERP
Restricted Stock							6,342	(17)	149,037	(17)
PERS							16,000	(18)	376,000	(18)
PERS											6,000	(6)	141,000	(6)
PCRS											15,000	(7)	352,500	(7)
SARS	15,000	5,000	(8)		22.8800	10/04/2017
	10,000	10,000	(9)		14.0500	10/10/2018
	5,000	15,000	(10)		18.9600	10/08/2019
	0	20,000	(11)		20.7300	10/07/2020

(1)	Market value of Common Stock reported in column (h) was calculated by multiplying $23.50, the closing market price of the Company’s Common Stock on May 31, 2011, the last business day of fiscal 2011, by the number of shares.

(2)	Represents the maximum number of shares that could be paid out.

(3)	Market value of equity incentive awards of stock reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 31, 2011, the last business day of fiscal 2011, by the maximum number of shares that could be paid out.

(4)	These shares of SERP restricted stock vest on December 15, 2015, or earlier upon the death or disability of Mr. Frank C. Sullivan or upon a change in control of the Company prior to that date.

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EXECUTIVE COMPENSATION (CONTINUED)

(5)	These PERS vest according to the following schedule: 60,000 shares on October 10, 2011 and 100,000 on July 19, 2013.

(6)	In July 2010, the Compensation Committee determined the maximum number of and performance goals for the award of PERS with respect to fiscal 2011. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 31, 2011 by the estimated number of shares in column (i). The performance goals for such PERS were achieved in fiscal 2011, and therefore the maximum amount of PERS could have been granted. However, the Compensation Committee elected to reduce the number of PERS awarded to the named executive officers.

(7)	The PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year and five-year periods from June 1, 2010 ending May 31, 2013, and from June 1, 2010 ending May 31, 2015, respectively. The determination of whether and to what extent the PCRS awards are achieved for such periods will be made following the close of each of fiscal year 2013 and fiscal year 2015, respectively. The amounts set forth in columns (i) and (j) assume the maximum amount of PCRS are awarded. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s Common Stock on May 31, 2011, the last business day of fiscal 2011, by the maximum number of shares in column (i).

(8)	These SARs become exercisable on October 4, 2011.

(9)	These SARs become exercisable in two equal installments on October 10, 2011 and October 10, 2012.

(10)	These SARs become exercisable in three equal installments on October 8, 2011, October 8, 2012 and October 8, 2013.

(11)	These SARs become exercisable in four equal installments on October 7, 2011, October 7, 2012, October 7, 2013 and October 7, 2014.

(12)	These shares of SERP restricted stock vest on November 7, 2017, or earlier upon the death or disability of Mr. Rice or upon a change in control of the Company prior to that date.

(13)	These PERS vest according to the following schedule: 35,000 shares on October 10, 2011 and 50,000 shares on July 19, 2013.

(14)	These shares of SERP restricted stock vest on March 17, 2015, except for the 2010 grant which will vest according to schedule on May 31, 2015. The shares could vest earlier upon the death or disability of Mr. Hoogenboom or upon a change in control of the Company prior to those dates.

(15)	These PERS vest according to the following schedule: 15,000 shares vest on October 10, 2011 and 25,000 shares on July 19, 2013.

(16)	These PERS vest on July 19, 2013.

(17)	These shares of SERP restricted stock vest according to the following schedule: the 2008 grant will vest on May 31, 2013; the 2009 grant will vest on May 31, 2014; and the 2010 grant will vest on May 31, 2015. These shares could vest earlier upon the death or disability of Mr. Moore or upon a change in control of the Company prior to those dates.

(18)	These PERS vest according to the following schedule: 6,000 shares vest on October 10, 2011, and 10,000 shares vest on July 19, 2013.

37

EXECUTIVE COMPENSATION (CONTINUED)

Option Exercises and Stock Vested During Fiscal 2011

This table provides information for the named executive officers on stock option and SAR exercises and restricted stock vesting during fiscal 2011, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Frank C. Sullivan	85,054	746,119	60,000	1,186,200
Ronald A. Rice	40,000	355,604	30,000	593,100
Paul G. P. Hoogenboom	86,250	831,394	12,000	237,240
Robert L. Matejka	20,000	252,471	0	0
Edward W. Moore	0	0	4,500	88,965

Pension Benefits for Fiscal 2011

Name (a)	Plan Name (b)	Number of Years Credited Service at 5/31/11 (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Frank C. Sullivan	RPM International Inc. Retirement Plan	22.3	287,827	0
Ronald A. Rice	RPM International Inc. Retirement Plan	16.3	208,507	0
Paul G. P. Hoogenboom	RPM International Inc. Retirement Plan	12.0	187,210	0
Robert L. Matejka	RPM International Inc. Retirement Plan	1.1	31,125	0
Edward W. Moore	RPM International Inc. Retirement Plan	4.6	83,168	0

The preceding table shows the present value of accumulated benefits payable to the each named executive officer, including each such named executive officer’s number of years of credited service, under our Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

The Retirement Plan is a funded and tax qualified retirement plan. The monthly benefit provided by the Retirement Plan’s formula on a single life annuity basis is equal to the sum of 22.5% of a participant’s average monthly compensation, reduced pro rata for years of benefit service (as defined in the Retirement Plan) less than 30 years, plus 22.5% of a participant’s average monthly compensation in excess of his monthly Social Security covered compensation, reduced pro rata for years of benefit service less than 35 years. Average monthly compensation is the average monthly compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable determination date. The compensation used to determine benefits under the Retirement Plan is generally a participant’s W-2 compensation, adjusted for certain amounts, but may not exceed the limit under the Internal Revenue Code which is applicable to tax qualified plans ($245,000 for 2010). Compensation for each of the named executive officers during 2010 only includes $245,000 of the amount shown for 2010 in column (c) of the Summary Compensation Table. A participant’s Social Security covered compensation is based on the average of the Social Security taxable wage bases in effect during the 35-year period ending with his attainment of the Social Security retirement age assuming his compensation is and has always been at least equal to the taxable wage base.

Benefits are payable as an annuity or in a single lump sum payment and are actuarially adjusted to reflect payment in a form other than a life annuity. Life annuity benefits are unreduced if paid on account of normal retirement or

38

EXECUTIVE COMPENSATION (CONTINUED)

completion of 40 years of vesting service (as defined in the Retirement Plan). Normal retirement age is when a participant attains age 65 and, in general, has completed 5 years of service. Benefits are reduced for early commencement by multiplying the accrued benefit by an early retirement factor.

Participants vest in the Retirement Plan after 5 years of vesting service.

Nonqualified Deferred Compensation for Fiscal 2011

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Frank C. Sullivan	0	0	(4,279)	(77,446)	0
Ronald A. Rice	0	0	0	0	0
Paul G. P. Hoogenboom	0	0	2,653	0	14,032
Robert L. Matejka(2)	0	0	44,128	(99,558)	168,197
Edward W. Moore	0	0	0	0	0

(1)	None of the earnings in this column is included in the Summary Compensation Table because they were not preferential or above market.

(2)	Mr. Matejka’s distributions are taking place in conjunction with his former retirement and are based on his pre-retirement distribution elections.

The preceding table provides information on the non-qualified deferred compensation of the named executive officers in 2011. Participants in the RPM International Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), including the named executive officers, may defer up to 90% of their base salary and non-equity incentive plan compensation.

A participant’s deferrals and any matching contributions are credited to a bookkeeping account under the Deferred Compensation Plan. A participant may direct that his or her account be deemed to be invested in Company stock or in mutual funds that are selected by the administrative committee of the Deferred Compensation Plan. The participant’s account is credited with phantom earnings or losses based on the investment performance of the deemed investment. A participant may change the investment funds used to calculate the investment performance of his or her account on a daily basis. Deferrals of equity awards that would have been paid in Company stock before the deferral are not subject to investment direction by participants and are deemed to be invested in Company stock.

Deferrals of base salary, annual bonus amounts and deferred equity grants, earnings on such amounts and stock dividends credited to a participant’s account are 100% vested.

Distribution from a participant’s account is payable in a lump sum at a specified time, or upon retirement, death, termination of employment or disability prior to retirement. In the case of retirement, a participant may also elect annual installments for up to 10 years. Upon approval of the

Compensation Committee, amounts can also be distributed as a result of an unforeseeable financial emergency. Earlier withdrawal of deferred compensation earned and vested as of December 31, 2004 is available but is subject to a 10% penalty.

Other Potential Post-Employment Compensation

The following table reflects the amount of compensation payable to each of the named executive officers (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination, termination for cause, involuntary termination without cause and not within two years of a change in control and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that the termination was effective as of May 31, 2011 (the last business day of fiscal 2011). Consequently, the table reflects amounts earned as of May 31, 2011 (the last business day of fiscal 2011) and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of the event. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such event and the amount of future non-equity incentive compensation. Please see “Forward-Looking Statements” below.

39

EXECUTIVE COMPENSATION (CONTINUED)

Estimated Payments on Termination or Change in Control

Event	Frank C. Sullivan	Ronald A. Rice	Paul G. P. Hoogenboom	Robert L. Matejka	Edward W. Moore
Retirement
Accelerated SARs	$0	$0	$0	$0	$0
Accelerated PERS	0	0	0	352,500	0
Accelerated SERP restricted stock	0	0	0	0	0
Accelerated stock options	0	0	0	0	0
Total	$0	$0	$0	$352,500	$0
Death
Earned incentive compensation	$1,020,000	$750,000	$445,000	$0	$117,667
Accelerated SARs	2,226,500	954,450	307,250	0	221,100
Accelerated PERS	3,760,000	1,997,500	940,000	352,500	376,000
Accelerated SERP restricted stock	3,815,366	1,616,401	935,723	0	149,037
Accelerated stock options	0	0	0	0	0
Total	$10,821,866	$5,318,351	$2,627,973	$352,500	$863,804
Disability
Earned incentive compensation	$1,020,000	$750,000	$445,000	$0	$117,667
Accelerated SARs	2,226,500	954,450	307,250	0	221,100
Accelerated PERS	3,760,000	1,997,500	940,000	352,500	376,000
Accelerated SERP restricted stock	3,815,366	1,616,401	935,723	0	149,037
Total	$10,821,866	$5,318,351	$2,627,973	$352,500	$863,804
Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$0	$0	$0
Involuntary Termination Without Cause and not within Two Years of a Change in Control
Lump sum	$5,640,000	$2,740,000	$1,604,000	$0	$735,334
Health and welfare benefits	45,288	30,192	28,296	0	30,192
Estate and financial planning	4,250	4,250	4,250	0	4,250
Executive life insurance coverage	212,181	104,024	51,140	0	49,810
Cash value of benefits under restricted stock plan	867,291	461,258	188,423	0	78,020
Accelerated SERP restricted stock	3,815,366	1,616,401	935,723	0	149,037
Total	$10,584,376	$4,956,125	$2,811,832	$0	$1,046,643
Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control
Lump sum	$5,640,000	$4,110,000	$2,406,000	$1,530,000	$1,103,001
Health and welfare benefits	45,288	45,288	42,444	0	45,288
Estate and financial planning	8,500	8,500	8,500	0	8,500
Executive life insurance coverage	368,210	283,891	138,961	0	135,148
Cash value of benefits under restricted stock plan	867,291	691,887	282,635	0	117,030
Accelerated SERP restricted stock	3,815,366	1,616,401	935,723	0	149,037
Accelerated PCRS, PERS and SARs	7,749,000	5,771,950	2,657,250	352,500	949,600
Accelerated stock options	0	0	0	0	0
Outplacement assistance	20,700	20,700	20,700	0	20,700
Excise taxes	4,582,137	4,280,898	2,031,464	0	817,918
Total	$23,096,492	$16,829,515	$8,523,677	$1,882,500	$3,346,222
Change in Control Only
Accelerated SERP restricted stock	$3,815,366	$1,616,401	$935,723	$0	$149,037
Accelerated PCRS, PERS and SARs	7,749,000	5,771,950	2,657,250	352,500	949,600
Accelerated stock options	0	0	0	0	0
Excise taxes	0	1,683,315	0	0	0
Total	$11,564,366	$9,071,666	$3,592,973	$352,500	$1,098,637

40

EXECUTIVE COMPENSATION (CONTINUED)

Payments upon Retirement

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s voluntary retirement after attaining age 55 and completing five years of consecutive service with the Company the executive will be entitled to immediately exercise all unvested SARs. None of the named executive officers were eligible for retirement as of May 31, 2011 except Mr. Matejka, who has no unvested SARs.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, in the event of the executive’s voluntary retirement after attaining age 55 and completing at least five years of consecutive service with the Company, the restrictions on unvested PERS will lapse. None of the named executive officers were eligible for retirement as of May 31, 2011 except Mr. Matejka.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, upon (a) the later of the executive’s attainment of age 55 or the fifth anniversary of the May 31 immediately before the date of the SERP restricted stock grant or (b) the executive’s retirement on or after the age of 65, the restrictions on SERP restricted stock will lapse. None of the named executive officers were eligible for retirement as of May 31, 2011 except Mr. Matejka, who has no unvested SERP restricted stock.

Treatment of Stock Options. Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s voluntary retirement after attaining the age of 55 and completing at least five years of consecutive service with the Company, unvested stock options will become immediately exercisable. However, none of the named executive officers were eligible for retirement as of May 31, 2011 except Mr. Matejka. All options held by the named executive officers were vested as of October 29, 2008.

Payments upon Death

Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, in the event of the executive’s death, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Messrs. Frank C. Sullivan, Rice and Hoogenboom, the annual incentive compensation for the most recently completed fiscal year and (ii) for Mr. Moore, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs. Under the terms of the stock appreciation rights agreement under which SARs were granted, in the event of the executive’s death all unvested SARs will become immediately exercisable. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 31, 2011 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s death, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s death, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2011.

Treatment of Stock Options. Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s death unvested stock options will become immediately exercisable. As all options held by the named executive officers were already vested as of October 29, 2008, the table reflects no value to the named executive officers under this provision at the end of fiscal 2011.

Payments upon Disability

Non-Equity Incentive Compensation. Under the terms of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom, and Moore, in the event of the executive’s disability, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) a pro rata portion of (i) for Messrs. Frank C. Sullivan, Rice and Hoogenboom, the annual incentive compensation for the most recently completed fiscal year and (ii) for Mr. Moore, the average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by

41

EXECUTIVE COMPENSATION (CONTINUED)

multiplying the annual or average incentive compensation, as the case may be, by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s disability, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 31, 2011 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements, PERS awards vest automatically in the event of the executive’s total disability, and vesting for such PERS is reflected in the foregoing table.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s disability, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2011.

Payments upon Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with RPM prior to being eligible for retirement or upon termination for cause.

Payments upon Involuntary Termination Without Cause and not within Two Years of a Change in Control

Under the terms of the employment agreements with Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, in the event that the executive is terminated without cause and the termination does not occur during a two-year period following a change in control, the executive would be entitled to the following:

•

for Messrs. Frank C. Sullivan, Rice and Hoogenboom, a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus, for Frank C. Sullivan, three times the sum of, and for Messrs. Rice and Hoogenboom, two times the sum of: (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) for Messrs. Frank C. Sullivan, Rice and Hoogenboom, the highest annual incentive compensation received by the executive in the five years prior to the termination date. Mr. Moore would be entitled to receive a lump sum amount equal to his incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) two times his annual base salary in effect on the date of termination, and (y) a pro rata portion of his average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;

•	continuation of health and welfare benefits for three years for Mr. Frank C. Sullivan, and for two years for Messrs. Rice, Hoogenboom and Moore;

•	estate and financial planning services for a period of six months;

•

a lump sum payment equal to three times, for Mr. Frank C. Sullivan, and two times, for Messrs. Rice, Hoogenboom and Moore, the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination (or, if greater, the next scheduled annual premium shown on the then current schedule of coverage);

•

a lump sum amount equal to the cash value of three years for Mr. Frank C. Sullivan, and two years for Messrs. Rice, Hoogenboom and Moore, of benefits that the executive would have received had he continued to participate and receive awards under the Restricted Stock Plan (as determined in accordance with the Company’s past practice); and

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods.

Mr. Matejka’s change in control agreement does not provide for severance payments in the event of his termination without cause when the termination does not occur during the two-year period following a change in control.

42

EXECUTIVE COMPENSATION (CONTINUED)

Payments upon Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement or, with respect to Mr. Matejka, his change in control agreement, in the event that the executive is terminated without cause or resigns for good reason within two years following a change in control the executive would be entitled to the following:

•

for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Matejka, a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus three times (two times for Mr. Matejka) the sum of (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years (two years for Mr. Matejka) immediately preceding the change in control, and (ii) the highest annual incentive compensation received by the executive in the five years (two years for Mr. Matejka) prior to the change in control. Mr. Moore would be entitled to receive a lump sum amount equal to his incentive compensation for the preceding fiscal year (if not yet paid), plus the sum of (x) three times his annual base salary in effect on the date of termination, and (y) a pro rata portion of his average incentive compensation for the three most recently completed fiscal years. The pro rata portion is determined by multiplying the average incentive compensation by a fraction, the numerator of which is the number of days in the current fiscal year of the Company that have expired prior to the termination date and the denominator of which is 365;

•	for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, continuation for a period of three years of health and welfare benefits;

•	for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, estate and financial planning services for a period of one year;

•

for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, a lump sum payment equal to three times the most recent annual premium or other cost for the executive life insurance coverage in effect on the date of termination, grossed up to compensate for the tax impact of the payment (or, if greater, the next scheduled annual premium payment shown on the then-current schedule of coverage);

•	for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, a lump sum amount equal to the cash value of three years of benefits that the executive would have received had he continued to participate and received awards under the Restricted Stock Plan (as determined in accordance with the Company’s past practice);

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 and 2007 Restricted Stock Plans;

•	the lapse of transfer restrictions on any awards under the Omnibus Plan;

•	for Messrs. Frank C. Sullivan, Rice, Hoogenboom and Moore, outplacement assistance for two years following the change in control;

•

a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto;

•	interest on certain of the above payments if not made in a timely manner in accordance with the employment agreement or change in control agreement; and

•

up to an amount of $250,000 in legal fees incurred by the executive in each of the two calendar years following termination of employment in the event that, following a change in control, he may be caused to institute or defend legal proceedings to enforce his rights under the employment agreement or change in control agreement.

The employment agreements or, with respect to Mr. Matejka, his change in control agreement, provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods. In the table above, we have assumed that the Company timely made all payments and the executive did not incur legal fees.

Restrictive Covenants that Apply During and After Termination of Employment

Pursuant to the terms of the employment agreements and, with respect to Mr. Matejka, his change in control agreement, each of our named executive officers is subject to certain restrictive covenants that apply during and after their termination of employment. Each named executive officer is subject to a covenant not to disclose our confidential information during their term of employment with us and at all times thereafter. During their employment with us and for a period of two years thereafter our named executive officers are also subject to covenants not to (i) compete with us (or any of our subsidiaries) or (ii) solicit our employees or customers.

43

EXECUTIVE COMPENSATION (CONTINUED)

Payments upon a Change in Control Only

Treatment of SARs. Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of a change in control, the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our Common Stock on May 31, 2011 and the exercise prices for the SARs for which vesting would be accelerated and for which the closing price exceeded the SAR exercise price.

Treatment of PERS Awards. Under the terms of the Performance Earned Restricted Stock (PERS) and escrow agreements under which PERS were granted, in the event of a change in control, the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2011.

Treatment of PCRS Awards. Under the terms of the Performance Contingent Restricted Stock (PCRS) and escrow agreements under which PCRS were granted, in the event of a change in control, the restrictions on unvested PCRS will lapse. The amounts set forth in the table for PCRS reflect the number of PCRS for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2011.

Treatment of SERP Restricted Stock. Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of a change in control, the restrictions on SERP restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would be accelerated multiplied by the closing price of our Common Stock on May 31, 2011.

Treatment of Stock Options. Under the terms of the stock option agreements under which stock options were awarded, in the event of a change in control, unvested stock options will become immediately exercisable. As options held by the named executive officers were already vested as of October 29, 2008, the table reflects no value to the named executive officers under this provision at the end of fiscal 2011.

Excise Taxes. The employment agreements and, with respect to Mr. Matejka, his change in control agreement, provide that to the extent that any payment or distribution by the Company for the benefit of the executive would be subject to any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, the executive will be entitled to a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto.

44

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2011

The following table sets forth information regarding the compensation of our non-employee Directors for fiscal 2011. Frank C. Sullivan, our Chairman and Chief Executive Officer, does not receive any additional compensation for his service as a Director.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)		Total ($) (h)
John P. Abizaid	60,000	78,774	0	0	0	0		138,774
Bruce A. Carbonari	60,000	78,774	0	0	0	0		138,774
David A. Daberko	60,000	78,774	0	0	0	2,500	(4)	141,274
James A. Karman	60,000	78,774	0	0	0	0		138,774
Donald K. Miller	60,000	78,774	0	0	0	0		138,774
Frederick R. Nance	60,000	78,774	0	0	0	0		138,774
William A. Papenbrock	60,000	78,774	0	0	0	2,500	(4)	141,274
Charles A. Ratner(3)	70,000	78,774	0	0	0	0		148,774
Thomas C. Sullivan	60,000	78,774	0	0	0	0		138,774
William B. Summers, Jr.	75,000	78,774	0	0	0	0		153,774
Dr. Jerry Sue Thornton(3)	60,000	78,774	0	0	0	0		138,774
Joseph P. Viviano(3)	70,000	78,774	0	0	0	2,500	(4)	151,274

(1)	Cash fees include fees for attending Board and Committee meetings in fiscal 2011 as well as the quarterly retainer amount for serving on the Board of Directors and as the chair for a committee during fiscal 2011. These cash fee amounts have not been reduced to reflect a Director’s election to defer receipt of cash fees pursuant to the Deferred Compensation Plan. These deferrals are indicated in note (3) below.

(2)	The amounts set forth in this column reflect the fair market value of shares of restricted stock granted during fiscal 2011 under the 2003 Restricted Stock Plan for Directors.

The unvested number of shares of restricted stock held by Directors under the 2003 Restricted Stock Plan for Directors at May 31, 2011 was as follows: Mr. Abizaid (9,500), Mr. Carbonari (9,500), Mr. Daberko (9,500), Mr. Karman (9,500), Mr. Miller (9,500), Mr. Nance (9,500), Mr. Papenbrock (9,500), Mr. Ratner (9,500), Thomas C. Sullivan (9,500), Mr. Summers (9,500), Dr. Thornton (9,500) and Mr. Viviano (9,500). Dividends are paid on shares of restricted stock at the same rate as paid on our Common Stock that is not restricted. On October 31, 2010, shares of restricted stock awarded in 2007 vested and were delivered to the Directors.

(3)	During fiscal 2011, Dr. Thornton and Mr. Viviano elected to defer specified payments of their Director fees paid under our Deferred Compensation Plan. Cash amounts deferred related to fiscal 2011 were as follows: Dr. Thornton ($60,000) and Mr. Viviano ($8,750). These amounts were credited to equivalent unit accounts under the Deferred Compensation Plan. The number of RPM stock equivalent units (which includes accrued dividends thereon) held by Directors under the Deferred Compensation Plan at May 31, 2011 were as follows: Mr. Ratner (7,048), Dr. Thornton (24,813) and Mr. Viviano (18,781). The cash value of the these stock equivalent units that are related to fiscal 2011 is included within the “Fees Earned or Paid in Cash” column and is excluded from the calculations in the Stock Awards column.

(4)	These amounts represent the dollar value that RPM matches of the Director’s charitable contributions made in accordance with our employee charitable contributions matching program. RPM matches a Director’s charitable contributions by up to $2,500 per year under this program, which is also available to RPM International Inc. employees. These amounts are not taxable to the Directors.

For fiscal 2011, Directors who are not employees of or consultants to the Company received a quarterly fee of $15,000. In addition, the Audit Committee Chair received a quarterly fee of $3,750, and the Chair of each of the Compensation and Governance and Nominating Committees received a quarterly fee of $2,500. With respect to equity compensation, Directors eligible to participate in the Restricted Stock Plan for Directors were granted a number of shares of restricted stock under the Restricted Stock Plan for Directors in an amount approximately equal to the annual director fee of $75,000. Director compensation will remain the same for fiscal 2012.

45

RELATED PERSON TRANSACTIONS

The Related Person Transaction Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, Directors, and five percent stockholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Directors and Officers Questionnaire to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the

Exchange Act. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Thomas C. Sullivan, Jr., the brother of Frank C. Sullivan and son of Thomas C. Sullivan, is Vice President – Corporate Development for the Company and earned $328,000 in salary and annual bonus in fiscal 2011. His compensation is commensurate with his peers. He has also received equity awards in the past. Thomas C. Sullivan, Jr., has been employed by the Company or its subsidiaries for more than 22 years.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this proxy statement in the disclosure regarding executive and director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at May 31, 2011 of awards, the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our Common Stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

46

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders	1,132,833	(2)	$15.13	5,718,363
Equity compensation plans not approved by stockholders(3)	—		—	—
Total	1,132,833		$15.13	5,718,363

(1)	Includes 5,030,552 shares available for future issuance under the Omnibus Plan of which 2,285,552 shares may be subject to full value awards such as restricted stock, and 275,400 shares available for future issuance under the Company’s 2003 Restricted Stock Plan for Directors.

(2)	At May 31, 2011, 2,895,500 SARs were outstanding at a weighted-average grant price of $19.04. The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise. No such shares have been included in this total.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2011, except for the inadvertent late filing by James A. Karman to report a private sale on December 31, 2010 which was subsequently reported on Mr. Karman’s Annual Statement of Changes in Beneficial Ownership of Securities on Form 5.

47

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended May 31, 2011.

Our Board of Directors unanimously recommends a vote FOR Proposal Four to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012.

The decision to engage Ernst & Young LLP was made by the Company’s Audit Committee.

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended May 31, 2011 and 2010, various audit services and non-audit services were provided to the Company by Ernst & Young LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

	May 31,
	2011	2010
Audit Fees	$5,210,000	$5,014,000
Audit-Related Fees	57,000	39,000
Tax Services	1,026,000	1,450,000
All Other Fees	—	—
Total Fees	$6,293,000	$6,503,000

Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended May 31, 2011 and 2010 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2011 and 2010 were $5,210,000 and $5,014,000, respectively.

Audit-Related Fees: The aggregate fees relating primarily to employee benefit plan audits and other review services billed by Ernst & Young LLP were $57,000 and $39,000 for the fiscal years ended May 31, 2011 and 2010, respectively.

Tax Fees: The aggregate fees relating to tax compliance, advice and planning billed by Ernst & Young LLP were $1,026,000 and $1,450,000 for the fiscal years ended May 31, 2011 and 2010, respectively.

All Other Fees: No other fees were billed by Ernst & Young LLP for fiscal years 2011 and 2010.

48

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2011 Annual Report on Commission Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2011.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114, Auditor’s Communication with those Charged with Governance. In addition, the Audit Committee has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter from Ernst & Young LLP pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Commission Form 10-K for the fiscal year ended May 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.

As described below under the heading “Proposal Four – Ratification of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of July 18, 2011.

William B. Summers, Jr., Chairman

James A. Karman

Donald K. Miller

William A. Papenbrock

49

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) must be received by the Company’s Secretary at its principal executive offices no later than May 2, 2012 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to the 2012 Annual Meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

In addition, in accordance with the By-Laws, if a stockholder intends to present a proposal (including with respect to Director nominations) at the 2012 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials for the 2012 Annual Meeting, that stockholder must deliver the proposal, along with all information relating to the proposal required by the By-Laws, to the Company’s Secretary so that it is received no earlier than June 8, 2012 and no later than July 9, 2012. If not submitted within this timeframe and containing the required information in accordance with the By-Laws, the notice would be considered untimely.

If, however, the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered no earlier than the close of business on the 120th day prior to the date of the 2012 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2012 Annual Meeting or, if the first public announcement of the date of the 2012 Annual Meeting is less than 100 days prior to the date of the 2012 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting is first made by the Company.

50

OTHER MATTERS

The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Secretary

RPM International Inc.

P.O. Box 777

Medina, Ohio 44258

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States. You may also vote by the Internet at www.proxyvote.com or by phone at 1-800-690-6903. Please refer to the Proxy for more details about how you may vote.

By Order of the Board of Directors.

Edward W. Moore

Secretary

August 30, 2011

51

PROXY VOTING ALERT!

New York Stock Exchange Rule 452

eliminates broker discretionary voting on the election of directors.

•	Your broker cannot vote on the election of directors without your specific instructions.

•	It is necessary for you to vote any proxies you receive in order for your vote to be counted.

•

Please sign, date and mail the enclosed voting form to give your broker specific instructions on how to vote your shares. Depending upon your broker, you may be able to vote electronically, either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically.

Regardless of how many shares you own, your vote is very important!

Thank you – The RPM Board of Directors

2628 Pearl Road, P.O. Box 777

Medina, Ohio 44258

(800) 776-4488 (Toll Free)

RPM INTERNATIONAL INC. C/O WELLS FARGO SHAREOWNER SERVICES P.O. BOX 64874 ST. PAUL, MN 55164-0874

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M37977-P15756-Z56300                    KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RPM INTERNATIONAL INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES:		☐	☐	☐
1.	ELECTION OF DIRECTORS
01) Frederick R. Nance
02) Charles A. Ratner
03) William B. Summers, Jr.
04) Jerry Sue Thornton
							For	Against	Abstain
THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL:
2.	Approve the Company’s executive compensation						☐	☐	☐
						3 Years	2 Years	1 Year	Abstain
THE RPM BOARD OF DIRECTORS DOES NOT HAVE A RECOMMENDATION FOR VOTING ON THE FOLLOWING PROPOSAL:
3.	Vote on the frequency of future executive compensation votes					☐	☐	☐	☐
							For	Against	Abstain
THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL:
4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm						☐	☐	☐
In their discretion, to transact such other business as may properly come before the Annual Meeting.
For address changes and/or comments, please check this box and ☐
write them on the back where indicated.
Please indicate if you plan to attend the Annual Meeting.		☐	☐
		Yes	No
Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

DIRECTIONS TO THE RPM ANNUAL MEETING

THURSDAY, OCTOBER 6, 2011 AT 2:00 P.M. EDT

THE HOLIDAY INN SELECT STRONGSVILLE

15471 Royalton Road, Strongsville, OH

Phone: (440) 238-8800

FROM CLEVELAND AND POINTS NORTH

(INCLUDING HOPKINS AIRPORT)

I-71 South to the North Royalton exit (#231A).

Cross over bridge and the hotel is on the right hand side.

FROM THE OHIO TURNPIKE EAST AND WEST

Ohio Turnpike (I-80) to I-71 South (exit 161). Exit at the

North Royalton exit (#231A).

Cross over bridge and the hotel is on the right hand side.

FROM THE EAST

I-480 West to I-71 South. Exit at the North Royalton

exit (#231A).

Cross over bridge and the hotel is on the right hand side.

FROM THE SOUTH

I-71 North to the Strongsville exit (#231).

Turn right at end of ramp and hotel is on the right hand side.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M37978-P15756-Z56300

RPM INTERNATIONAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE.

The undersigned hereby appoints FRANK C. SULLIVAN and RONALD A. RICE, and each of them, as Proxy holders, with full power of substitution, to appear and vote as designated on the reverse side all the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 6, 2011 at 2:00 P.M. EDT, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR“ PROPOSAL TWO, AND “FOR” PROPOSAL FOUR.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE.

This Proxy Card also instructs Wells Fargo Bank, N.A. as Trustee of RPM International Inc. 401(k) Trust and Plan and Union 401(k) Trust and Plan, to vote in person or by Proxy at the Annual Meeting of Stockholders, all the shares of Common Stock of RPM International Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the reverse side hereof.

Wells Fargo Bank, N.A. will vote the shares represented by this Proxy Card that is properly completed, signed, and received by Wells Fargo Bank, N.A. before 5:00 p.m. EDT on October 3, 2011. Please note that if this Proxy Card is not properly completed and signed, or if it is not received by the Trustee as indicated above, shares allocated to a participant’s account will not be voted. Wells Fargo Bank, N.A. will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

Wells Fargo Bank, N.A. makes no recommendation regarding any voting instruction.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS AVAILABLE

The Company has the option of providing its Proxy Statements and Annual Reports over the Internet. If you have not done so in prior years, you may give your consent to receive these documents via the Internet and we will advise you when these documents become available. Once you give your consent, it will remain in effect until you notify the Company in writing by mail that you wish to resume mail delivery of the Proxy Statements and Annual Reports. Even if you give your consent, you will have the right to request copies of these documents at any time by mail. You will be responsible for costs associated with Internet usage, such as telephone charges and access fees. To give your consent, if you have not done so in prior years, please check the appropriate box located at the bottom of the reverse side of this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

August 30, 2011

VIA EDGAR

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Definitive Proxy Materials of RPM International Inc.

On behalf of RPM International Inc., a Delaware corporation, enclosed herewith for filing, pursuant to the electronic data gathering, analysis and retrieval system of the Securities and Exchange Commission, is RPM International Inc.’s definitive proxy statement and related proxy materials. These definitive proxy materials relate to RPM’s Annual Meeting of Stockholders to be held on October 6, 2011.

Please direct any inquiries regarding this filing to the undersigned at (216) 622-8253.

Very truly yours,

/s/ Gregory S. Harvey

Gregory S. Harvey

Enclosures

cc:	Edward W. Moore, Esq.